EXHIBIT 10.20

REVOLVING LINE OF CREDIT

LOAN AGREEMENT

BY

CALIFORNIA BANK & TRUST,

a California banking corporation,

individually and as Administrative Agent,

and the Banks listed on the signature pages hereof

(the “Banks”)

to

MOFFETT MEADOWS PARTNERS, LLC,

a Delaware limited liability company

(“Borrower”)

March 11, 2003

- i -

TABLE OF CONTENTS

(continued)

- ii -

TABLE OF CONTENTS

(continued)

- iii -

REVOLVING LINE OF CREDIT

LOAN AGREEMENT

DATE:	March 11, 2003

PARTIES:	Borrower:	MOFFETT MEADOWS PARTNERS, LLC, a Delaware limited liability company

Borrower’s Address:

24800 Chrisanta Drive

Mission Viejo, California 92691

Attention: Michael White, Treasurer

and

c/o TerraBrook

13155 Noel Road, Suite 2400

Dallas, Texas 75240

Attention: Pat Fox

and

William Lyon Homes, Inc.

4490 Von Karman Avenue

Newport Beach, California 92660

Attention: Richard S. Robinson

	Administrative Agent:	CALIFORNIA BANK & TRUST, a California banking corporation, as administrative agent for the Banks

	Administrative Agent Address:	550 South Hope Street, Third Floor Los Angeles, California 90071 Attention: John Siemens and 11622 El Camino Real, Suite 200 San Diego, California 92130 Attention: Peggy Standefer, Esq.

	Banks:	THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF AND THE OTHER BANKS FROM TIME TO TIME MADE A PARTY HERETO PURSUANT TO THIS AGREEMENT

RECITALS:

A. Borrower owns or will own fee simple title to those certain parcels of real property commonly known as “Moffett Meadows” and “Tustin Villas” in the County of Orange, State of California, as more particularly described on Exhibit A attached hereto (the “Land”).

B. Borrower has applied to Banks for a revolving line of credit for the purposes described in Section 2.3.3 upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and Banks agree as follows:

1. DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

“Acquisition Cost” means the actual net purchase price of $164,000,000 paid by the Borrower to acquire the Land.

“Administrative Agent’s Funding Office” means the Administrative Agent’s office located at 550 South Hope Street, 3rd Floor, Los Angeles, California 90071, or at such other location as the Administrative Agent may designate from time to time by notice to Borrower and the Banks.

“Advance” means an advance of Loan proceeds by Banks, directly or indirectly, to Borrower hereunder.

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least ten percent (10%) of the voting common stock or partnership interest or limited liability company interest, as applicable, of such Person. For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, partnership interests, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency/Intercreditor Agreement” means that certain Agency/Intercreditor Agreement among the Administrative Agent and the Banks with respect to this Agreement, of even date herewith, and all amendments, modifications, supplements, and restatements thereof as entered into between the Administrative Agent and the Banks in their sole discretion from time to time.

“Agreement” means this Loan Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Appraisal” means each appraisal of the Land and the Improvements (i) ordered by Administrative Agent, (ii) prepared by an appraiser selected by Administrative Agent and approved by Required Banks in their reasonable discretion, (iii) in compliance with all federal and state standards for appraisals, (iv) reviewed and approved by Administrative Agent and the Required Banks, and (v) in form and substance satisfactory to Administrative Agent and Required Banks based on their respective standards and practices applied in reviewing real estate appraisals.

“Approvals and Permits” means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, or appropriate, for the improvement and development of the Project or for the conduct of the business and operations of Borrower.

“Available Commitment” means as defined in Section 2.2.1.

“Banks” means each of the financial institutions whose name appears on the signature pages of this Agreement, their successors and assigns, including any Person who becomes a “Bank” pursuant to any of the provisions of this Agreement.

“Blue-Top Condition” means, with respect to the Project, each of the following conditions has been satisfied:

(i) Each homesite within the Project is a separate parcel.

(ii) The Project is graded by licensed contractors in accordance with the approved plan for the Project within ±0.1’ on homesite pads, ±0.2’ in the street areas, and ±0.5’ on slopes and landscape areas.

(iii) Certification of line and grade from the Civil Engineer of record.

(iv) Certification of soil compaction by the Soils Engineer of record.

(v) All adjacent streets and rights-of-way within the tract in which the homesites are located are graded in accordance with the approved grading plan.

(vi) All utilities and street improvements brought to the boundary line of the Project.

(vii) Completion of all work required as a condition of approval of the tentative tract map for the homesites that is to be performed off tract which is a condition to obtaining building permits and/or occupancy permits for such homesites.

“Borrower Debt” means the outstanding principal balance of the Loan at the time of determination.

“Borrower Loan Documents” means the Loan Documents executed or delivered by Borrower from time to time.

“Borrowing Certificate” means a certificate, in the form and substance reasonably satisfactory to Bank, delivered to Administrative Agent by Borrower in accordance with Section 6.4.6. An initial form of the Borrowing Certificate is attached hereto as Exhibit B.

“Business Day” means a day on which both of the following are true: (i) banking institutions located in the same city and State as Administrative Agent’s Funding Office are open for the transaction of banking business, and (ii) banking institutions located in the same city and State as the main offices of all of the other Banks are open for the transaction of banking business, and, with respect to Fixed Rate Advances, excluding other days on which dealings are not carried on in the London interbank market.

“Calendar Month” shall mean the twelve (12) calendar months of the year. Any payment or obligation that is due or required to be performed within a specified number of Calendar Months shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced, provided, however, that with respect to any obligation that is incurred or commences on the 29th, 30th, or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise be due does not have a numerically corresponding date, such payment or obligation shall become due on the first day of the next succeeding Calendar Month.

“CBT” means California Bank & Trust, a California banking corporation.

“Collateral” means all property, interests in property, and rights to property securing any or all Obligations from time to time.

“Commitment” means the agreement by Banks, severally, in Section 2.1.1 to make Advances pursuant to the terms and conditions of this Agreement in accordance with their respective Pro Rata Interests.

“Commitment Amount” means One Hundred Five Million and No/00 Dollars ($105,000,000).

“Commitment Fee” means as defined in Section 2.4.1

“Debt” means, as to any Person, without limitation, (a) all obligations of such Person which in accordance with GAAP would be shown on a balance sheet of such Person as a liability, whether or not subordinated to other Debt (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or similar instruments); (b) all rental obligations under leases required to be capitalized under GAAP; (c) the stated amount of all letters of credit issued for the account of such Person or upon which such Person would be obligated to reimburse the issuer thereof for draws; (d) liabilities in respect of unfunded vested benefits under plans covered by ERISA; and (e) indebtedness of others secured by any lien upon property owned by such Person whether or not assumed.

“Dedication” means a transfer by Borrower, or the granting of easements, rights of way, and licenses by Borrower, to municipalities, utility providers, municipal districts, property owners, and property owners’ associations in connection with the development of the Project, for the purpose of providing common areas, roads, parks, water basins, open space and similar land and improvements.

“Deed of Trust” means that certain Deed of Trust and Fixture Filing (with Assignment of Rents and Security Agreement) of even date herewith securing the Note and the other Obligations, executed by Borrower, as trustor, for the benefit of Administrative Agent, as agent for the Banks, as beneficiary, creating a first lien on the Land, the Improvements, and all other buildings, fixtures and improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto, as amended, modified, extended, renewed, or supplemented from time to time.

“Default Rate” means as defined in Section 2.1.3(j).

“Defaulting Bank” means any Bank that is a “Defaulting Bank” pursuant to the Agency/Intercreditor Agreement.

“Development Budget” means that development budget attached hereto as Exhibit C.

“Development Costs” means the Hard Costs and Soft Costs incurred by Borrower in connection with the construction of Improvements on the Land to the extent capitalized in accordance with GAAP.

“Distributions” means (i) any dividend or other distribution on any shares of Borrower’s capital stock or on or with respect to any partnership interest or limited liability company interest in Borrower, (ii) any purchase, retirement or redemption of any shares of Borrower’s capital stock or any such partnership or limited liability company interest, or (iii) any other distribution, by reduction of capital or otherwise, in respect of such Borrower’s capital stock or any such partnership or limited liability company interest.

“Domestic Lending Office” means, initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Variable Rate Advances.

“Draw Request” means a completed, written request for an Advance from Borrower to Administrative Agent, which request shall be in form reasonably satisfactory to Administrative Agent, and shall be accompanied by documents for such Advance as required in this Agreement, and such other documents and information as Administrative Agent may require or specify from time to time.

“Environmental Indemnity” means that certain Environmental Indemnity Agreement of even date herewith executed by Borrower in favor of Administrative Agent, as agent for the Banks, as amended, modified, extended, renewed or supplemented from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors to the Federal Reserve System, as in effect from time to time.

“Eurodollar Rate Reserve Percentage” for the Interest Period for each Fixed Rate Advance means the reserve percentage applicable one (1) Business Day before the first day of such

Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for a member bank of the Federal Reserve System in San Francisco with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Fixed Rate Advances is determined) having a term equal to such Interest Period.

“Event of Default” means as defined in Section 8.1.

“Extension Fee” means as defined in Section 2.4.2.

“First Extension Period” means the period from September 11, 2004 to March 10, 2005.

“Fixed Rate” means the rate per annum equal to the sum of (a) two and one-half percent (2.50%) per annum and (b) the rate per annum equal to the offered rate (“LIBOR Rate”) for the applicable period for U.S. Dollar deposits of not less than $1,000,000 as of two (2) Business Days, or if not published on that Business Day, then three (3) Business Days prior to the first date of the applicable interest period, as shown on the display designated as “British Bankers Assoc. Interest Settlement Rates” on Bloomberg; provided, however, that if such rate is not available on Bloomberg then such offered rate shall be otherwise independently determined by Administrative Agent from an alternative, substantially similar independent source available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that heretofore used to determine such offered rate in Bloomberg.

“Fixed Rate Advance” means an Advance that bears or is requested to bear interest at the Fixed Rate.

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

“Guarantor” means individually and collectively, Lennar, TerraBrook IV and TerraBrook, as guarantors pursuant to the Maintenance Agreement.

“Guarantor Loan Documents” means the Maintenance Agreement, the Sale Contract Guaranty and any other documents and instruments executed and delivered to Administrative Agent by a Guarantor, pursuant to which a Guarantor shall guaranty, in whole or in part, the Obligations of Borrower.

“Hard Costs” means those costs and expenses set forth in the Development Budget and incurred by Borrower in connection with the Improvements with respect to work, labor and materials related to grading, landscaping, paving, water, sewer, and concrete and payable to the contractors and subcontractors performing the work.

“Homebuilder” means Tustin Villas Partners LLC.

“Impositions” means all of the following related to any portion or all of the Project: (i) real property taxes and assessments (general and special); (ii) personal property taxes, which if unpaid could become a lien against any of the Project; and (iii) other taxes and assessments of any kind or nature that are assessed or imposed upon or in respect of any of the Project and that may result in a Lien or Encumbrance upon any of the Project.

“Improvements” means the improvements to be made on the Land as reflected in the Development Budget, which shall include all construction and development of the infrastructure and all other improvements made in preparation for the development and marketing of the Land, including, without limitation, grading, streets, gutters, sewers, utilities, amenities, common areas and landscaping, all as set forth in plans, specifications, business plans and projections delivered to Administrative Agent from time to time.

“Initial Loan Period” means the period from the date of this Agreement to September 10, 2004.

“Interest Period” means, for each Fixed Rate Advance, the period commencing on the date of such Fixed Rate Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the first day after the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions herein. The duration of each Interest Period shall be one (1) month, two (2) months, three (3) months, four (4) months, or six (6) months, as selected by Borrower in the request for a Fixed Rate Advance, provided, however, that:

(a) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(b) No Interest Period with respect to any Fixed Rate Advance shall extend beyond the Maturity Date as in effect at the beginning of such Interest Period.

“Investment” means, with respect to any Person, (i) any loan or advance made by such Person to any other Person; (ii) any contingent liabilities of such Person undertaken with respect to the Debt of any other Person; and (iii) any ownership or similar interest held by such Person in any other Person.

“Lennar” means Lennar Corporation, a Delaware corporation and one of the Guarantors.

“Lennar Homes” means Lennar Homes of California, Inc., a California corporation.

“Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance (voluntary or involuntary), stop notice, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement or under any law, ordinance, regulation, or rule (federal, state, or local); and (iii) any option, right of first refusal, or other right to purchase, exclusive of options, rights of first refusal and other similar rights in favor of Borrower that are entered into in the ordinary course of developing and marketing the Project.

“Loan” means the revolving line of credit from Banks to Borrower described in this Agreement.

“Loan Documents” means this Agreement, the Note, the Deed of Trust, the Security Agreement, the Maintenance Agreement, the Sales Contract Guaranty, the Environmental Indemnity Agreement, and all other guaranties, agreements, documents, or instruments signed by Borrower and evidencing, guarantying, securing or containing agreements with respect to any and all Advances made hereunder, as such agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

“Loan Party” means Borrower, each Guarantor, and each other Person that from time to time is or becomes obligated to any Bank under any Loan Document or grants any Collateral. As of the date of this Agreement, the Loan Parties are Borrower, Lennar, TerraBrook and TerraBrook IV.

“Lyon” means William Lyon Homes, Inc., a California corporation.

“Maintenance Agreement” means the Maintenance Agreement dated as of the date hereof and executed by each Guarantor and TerraBrook IV for the benefit of Banks, as such agreement may be amended, modified, extended, renewed, or supplemented from time to time.

“Market Value” means the prospective market value of the Project subject to the lien of the Deed of Trust in Blue-Top Condition (excluding therefrom the value of portions of the Project that have been sold and transferred) as determined pursuant to this Agreement based on Appraisals, less (a) (without duplication) the estimated cost to complete the Improvements as determined from time to time by Administrative Agent and (b) to the extent not otherwise included as a deduction in the determination of Market Value pursuant to the Appraisal, the aggregate unpaid amount of all Liens and Encumbrances affecting the Project and arising in connection with any improvement districts, “Mello-Roos” districts, community facilities districts, and similar assessment districts or bonds issued in connection therewith; provided, however, as to that portion of the Project that is subject to a Purchase Contract, the Market Value shall be no greater than the purchase price for such portion of the Project as set forth in that Purchase Contract.

“Material Adverse Change” means any change in the assets, business, financial condition, operations, prospects, or results of operations of Borrower, Lennar or TerraBrook or any other event or condition that in the reasonable opinion of Administrative Agent (a) is reasonably likely to affect in a material adverse respect the likelihood of performance by Borrower, Lennar or TerraBrook of any of the Obligations in the Loan Documents, (b) is reasonably likely to affect in a material adverse respect the ability of Borrower, Lennar or TerraBrook to perform any of the Obligations in any of the Loan Documents, (c) is reasonably likely to affect in a material adverse respect the legality, validity, or binding nature of any of the Obligations in the Loan Documents of Borrower, Lennar or TerraBrook or any lien, security interest, or other encumbrance securing any of such Obligations (other than an event or condition caused by an act or omission of Administrative Agent or any Bank), or (d) is reasonably likely to affect the priority of any lien or encumbrance securing any of the Obligations of Borrower, Lennar or TerraBrook under the Loan

Documents (other than an event or condition caused by an act or omission of Administrative Agent or any Bank).

“Maturity Date” means September 10, 2004, as may be extended pursuant to Section 2.1.2.

“Maximum Borrower Debt to Value Ratio” means a ratio of Borrower Debt to the value of the Project where Borrower Debt does not exceed (a) with respect to any portion of the Project which is subject to a Purchase Contract (including the Sales Contract) during any period other than the Second Extension Period, sixty percent (60%) of the lesser of: (i) the Market Value of such portion of the Project, or (ii) the Net Book Value of such portion of the Project, (b) with respect to any portion of the Project which is subject to a Purchase Contract (including the Sales Contract) during the Second Extension Period, fifty percent (50%) of the lesser of: (i) the Market Value of such portion of the Project, or (ii) the Net Book Value of such portion of the Project, or (c) with respect to any portion of the Project which at any time is not subject to a Purchase Contract, fifty percent (50%) of the lesser of: (i) the Market Value of such portion of the Project, or (ii) the Net Book Value of such portion of the Project.

“Net Book Value” means with respect to any portion of the Project, the sum of (a) the Acquisition Cost of such portion of the Project as would be shown on a balance sheet of Borrower prepared in accordance with GAAP, after deducting any write-downs in the Acquisition Cost of such portion of the Project determined in accordance with GAAP and without including any write-ups in the value of such portion of the Project, whether or not permitted under GAAP and (b) the Development Costs previously incurred by Borrower with respect to such portion of the Project.

“Net Sales Proceeds” means, for any sale of any portion of the Project, the gross sales price, less to the extent paid by or charged to Borrower: (i) customary tax prorations, (ii) customary real estate brokerage commissions payable to any Person who is neither (A) an Affiliate of Borrower or employed by Borrower, nor (B) engaged in on-site sales at the Project, and (iii) reasonable and customary closing costs not to exceed two percent (2%) of the gross sales price, including escrow fees, title insurance premiums, prorations, and recording costs as reflected on the settlement statement and reasonably approved by Administrative Agent.

“Nonrecourse Debt” means Debt of any Person with respect to which the rights of the holders of such Debt to enforce and collect such Debt or any obligations in connection therewith are limited to enforcing Liens and Encumbrances in specific assets granted to secure such Debt and with respect to which such holders do not otherwise have recourse to any Person or to other assets whether through primary or secondary liability (including, without limitation, guaranties of payment or performance) of such Person, any of its subsidiaries or Affiliates.

“Note” means the Promissory Notes of even date herewith, executed by Borrower and payable to each Bank and additional Promissory Notes executed after the date hereof in favor of other financial institutions that become Banks in accordance with the terms hereof, in each case evidencing Borrower’s indebtedness hereunder, and in each case as amended, modified, extended, renewed or supplemented from time to time.

“Obligations” means the obligations of the Loan Parties under the Loan Documents.

“Permitted Exceptions” means (i) all items shown in Schedule B Part 1 of the Title Policy; (ii) all Purchase Contracts; (iii) Liens and Encumbrances granted to Administrative Agent to secure the Obligations; and (iv) other permitted exceptions pursuant to the Deed of Trust.

“Person” means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

“Project” means the Land and the Improvements.

“Pro Rata Interest,” with respect to any individual Bank, or “Pro Rata Interests,” with respect to all of the Banks, as the case may be, means the applicable percentage or percentages of the Commitment Amount assigned to each of the Banks as set forth on the signature pages hereof. The Banks acknowledge that the percentages and amounts set forth on the signature pages represent the maximum portion of the Commitment Amount allocated to each of the Banks as of the Effective Date and may be adjusted from time to time after the Effective Date pursuant to the Agency/Intercreditor Agreement.

“Purchase Contract” means a bona fide written agreement, approved by Administrative Agent, that is between Borrower and a third Person purchaser, who is not an Affiliate of any Loan Party (except in the case of the Sales Contract), for sale in the ordinary course of Borrower’s business of any portion of the Project, accompanied by a cash earnest money deposit or down payment in an amount that is customary and is not subject to any contingencies (including, without limitation, contingencies related to the sale of other property of the purchaser but excluding customary closing contingency terms approved by Administrative Agent in its sole and absolute discretion). The term “Purchase Contract” shall include the Sales Contract. It is currently anticipated that the only Purchase Contract will be the Sales Contract.

“Regulatory Change” means any change effective after the date of this Agreement in United States federal, state, or local laws, regulations or rules or the adoption or making after such date of any interpretation, directive, or request applying to a class of banks, including the Administrative Agent and the Banks, of or under any United States federal, state, or local law, regulation, or rule (whether or not having a force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Required Banks” means Banks (other than Defaulting Banks) holding Pro Rata Interests aggregating more than fifty percent (50%) of the Loan.

“Requirements” means any and all obligations, other terms and conditions, requirements, and restrictions in effect now or in the future by which Borrower or any or all of the Project is bound or which are otherwise applicable to any or all of the Project, construction of any improvements thereon, or occupancy, ownership, or use of the Project (including, without limitation, such obligations, other terms and conditions, restrictions, and requirements imposed by (i) any law, ordinance, regulation, or rule (federal, state, or local); (ii) any Approvals and Permits; (iii) any Permitted Exceptions; (iv) any condition, covenant, restriction, easement, right of way, or reservation applicable to the Project; (v) insurance policies; (vi) any other agreement, document, or instrument to which Borrower is a party or by which Borrower or any or all of the Project or the business or operations of Borrower is bound; or (vii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is party or by which Borrower or any of the Project is bound.

“Sales Contract” means, collectively, each of the two Builder Agreements and Escrow Instructions, dated March 11, 2003, executed by Borrower and Homebuilder, providing for the purchase by Homebuilder of all or a portion of the Project, as more particularly set forth therein, with an aggregate purchase price of no less than $261,500,000.

“Sales Contract Guaranty” means the Builder Agreement Guaranty dated as of the date hereof and executed by Lennar for the benefit of Banks, as such agreement may be amended, modified, extended, renewed, or supplemented from time to time.

“Sales Contract Letters of Credit” means (i) the Letter of Credit, dated March 11, 2003, Irrevocable Letter of Credit No. 00058, issued for the account of Lyon by Indymac Bank in favor of Administrative Agent pursuant to the Sales Contract in the stated amount of $10,529,891 (the “Indymac Letter of Credit”), (ii) the Letter of Credit, dated March 11, 2003, Letter of Credit No. 03-1001 by California National Bank in favor of Administrative Agent pursuant to the Sales Contract in the stated amount of $9,083,500 (the “California National Bank Letter of Credit”), (iii) the Letter of Credit, dated March 10, 2003, Irrevocable Letter of Credit No. FGAC-03059, issued for the account of Lennar Homes, by Fidelity Guaranty and Acceptance Corp. in favor of Administrative Agent pursuant to the Sales Contract in the stated amount of $10,529,891, and (iv) the Letter of Credit, dated March 10, 2003, Irrevocable Letter of Credit No. FGAC-03060, issued for the account of Lennar Homes, by Fidelity Guaranty and Acceptance Corp. in favor of Administrative Agent pursuant to the Sales Contract in the stated amount of $9,083,496.

“Second Extension Period” means the period from March 11, 2005 to September 10, 2005.

“Security Agreement” means that certain Security Agreement of even date herewith by Borrower in favor of Administrative Agent on behalf of the Banks, as such agreement may be amended, modified, extended, renewed or supplemented from time to time.

“Soft Costs” means those costs and expenses (other than Hard Costs) incurred by Borrower in the development of the Project as reflected on the Development Budget, with respect to work in connection with engineering, architectural, landscaping, land planning, related legal and other similar services and payable to the contractors and subcontractors providing those services. “Soft Costs” shall include capitalized interest and Impositions, but shall not include the overhead costs of Borrower.

“Taking” means the taking of any or all of the Project, any interest therein, or any right thereto for public or quasi public use by the power of eminent domain, by condemnation (including, without limitation inverse condemnation), or any event in lieu thereof and any damage to the Project as the result of any taking of any other part of the Project or any property in the vicinity of the Project.

“TerraBrook” means, collectively, WREF and WREC.

“TerraBrook IV” means TerraBrook IV Land Investments, L.P., a Delaware limited partnership.

“Title Company” means North American Title Company, or another title insurer approved by Administrative Agent.

“Title Policy” means the title insurance policy described in Section 4.1.10.

“Unmatured Event of Default” means any condition or event that with notice, passage of time, or both would, if not cured within the time periods (if any) permitted pursuant to the Loan Documents, be an Event of Default.

“Variable Rate” means the rate per annum equal to the prime rate reported in The Wall Street Journal (or the average prime rate if a high and a low prime rate are therein reported), and the Variable Rate shall change without notice with each change in such prime rate as of the date such change is reported. If The Wall Street Journal does not then or ceases to report such a prime rate, the Variable Rate shall thereafter be determined by such alternate method as may be reasonably selected by Administrative Agent.

“Variable Rate Advance” means an Advance that bears or that is requested to bear interest at the Variable Rate.

“WREC” means Westbrook Real Estate Co-Investment Partnership IV, L.P., a Delaware limited partnership and one of the Guarantors.

“WREF” means Westbrook Real Estate Fund IV, L.P., a Delaware limited partnership and one of the Guarantors.

2. LOAN FACILITY.

2.1 Loan Facility.

2.1.1 Commitment to Lend. Subject to the terms and conditions of this Agreement, each Bank, severally and not jointly, agrees to make Advances to Borrower from time to time until the Maturity Date, provided, however, that the aggregate amount of Advances outstanding at any time and from time to time, shall not exceed the Available Commitment as determined pursuant to Section 2.2. Each such Advance shall be funded by each Bank to Administrative Agent, and Administrative Agent shall then deliver the proceeds of such Advances to Borrower. Proceeds of Advances may be used only for the purpose described in Section 2.3.3. Advances shall be on a revolving basis. Advances repaid may be re-borrowed subject to the terms and the conditions herein. Although the outstanding principal of the Note may be zero from time to time, the Loan Documents shall remain in full force and effect until the Commitment terminates and all other Obligations are paid and performed in full. Upon the occurrence of an Unmatured Event of Default or an Event of Default and so long as such Unmatured Event of Default or Event of Default continues, Administrative Agent, in its sole and absolute discretion and without notice, may suspend the commitment to make Advances. In addition, upon the occurrence of an Event of Default, Administrative Agent, in its sole and absolute discretion, and without notice, may terminate the commitment to make Advances. The obligation of Borrower to repay Advances and all other Obligations shall be evidenced by the Note.

2.1.2 Extension of the Maturity Date.

(a) First Extension Period. Provided that the conditions set forth in clauses (i) through (vii) below are satisfied, as determined by Administrative Agent in its reasonable discretion and evidenced by Administrative Agent’s written approval, Borrower may elect to extend the Maturity Date until the end of the First Extension Period. The conditions are as follows:

(i) At least sixty (60) days and not more than one hundred twenty (120) days prior to the original Maturity Date Borrower gives written notice to Administrative Agent that Borrower desires to extend the Maturity Date;

(ii) No Event of Default or Unmatured Event of Default has occurred and is continuing on the date Borrower gives the above notice or on the original Maturity Date;

(iii) All representations and warranties in the Loan Documents shall be true and correct in all material respects on the date that Borrower gives the above notice and on the original Maturity Date; or Borrower shall have disclosed any material changes in matters covered by such representations and warranties and Administrative Agent shall have approved such changes in its sole and absolute discretion;

(iv) At the time the above notice is given to Administrative Agent, Borrower delivers to Administrative Agent financial statements of Borrower and any other Loan Parties and such other information as Administrative Agent may reasonably request;

(v) After receipt of the above financial statements and other documents and information and prior to the original Maturity Date, Administrative Agent has determined that no Material Adverse Change has occurred after the date of the financial statements and other information provided by any Loan Party in obtaining the credit evidenced by the Note. In making its determination, Administrative Agent may rely upon the financial statements and other documents and information delivered by Borrower and upon any additional information available to Administrative Agent;

(vi) Borrower shall have paid the Extension Fee due pursuant to Section 2.4.2; and

(vii) Borrower shall have paid all amounts then due pursuant to Section 2.1.4(b) after giving effect to the extension and Borrower shall have paid all amounts due pursuant to Section 6.16, if any.

(b) Second Extension Period. In the event that the Maturity Date has been extended pursuant to Section 2.1.2(a), and provided that the conditions set forth in clauses (i) through (vii) below are satisfied, as determined by Administrative Agent in its reasonable discretion and evidenced by Administrative Agent’s written approval,

Borrower may elect to further extend the Maturity Date until the end of the Second Extension Period. The conditions are as follows:

(i) At least sixty (60) days and not more than one hundred twenty (120) days prior to the Maturity Date as extended pursuant to Section 2.1.2(a) Borrower gives written notice to Administrative Agent that Borrower desires to extend the Maturity Date;

(ii) No Event of Default or Unmatured Event of Default has occurred and is continuing on the date Borrower gives the above notice or on the Maturity Date as extended pursuant to Section 2.1.2(a);

(iii) All representations and warranties in the Loan Documents shall be true and correct in all material respects on the date that Borrower gives the above notice and on the Maturity Date as extended pursuant to Section 2.1.2(a); or Borrower shall have disclosed any material changes in matters covered by such representations and warranties and Administrative Agent shall have approved such changes in its sole and absolute discretion;

(iv) At the time the above notice is given to Administrative Agent, Borrower delivers to Administrative Agent financial statements of Borrower and other Loan Parties and such other information as Administrative Agent may reasonably request;

(v) After receipt of the above financial statements and other documents and information and prior to the Maturity Date as extended pursuant to Section 2.1.2(a), Administrative Agent has reasonably determined that no Material Adverse Change has occurred after the date of the financial statements and other information provided by any Loan Party in obtaining the credit evidenced by the Note. In making its determination, Administrative Agent may rely upon the financial statements and other documents and information delivered by Borrower and upon any additional information available to Administrative Agent;

(vi) Borrower shall have paid the Extension Fee due pursuant to Section 2.4.2; and

(vii) Borrower shall have paid all amounts then due pursuant to Section 2.1.4(b) after giving effect to the extension and Borrower shall have paid all amounts due pursuant to Section 6.16, if any.

2.1.3 Interest Rate. Interest on the unpaid outstanding principal amount of the Loan shall accrue at the rates specified in the Note, in accordance with the following:

(a) Each request for an Advance under this Agreement shall, in addition to complying with the other requirements in this Agreement, (i) specify the date and amount of the requested Advance, (ii) specify whether the Advance shall be an Advance that bears interest at the Variable Rate or the Fixed Rate, and (iii) if the

Advance is to bear interest at the Fixed Rate, (A) specify the Interest Period, (B) be in a minimum amount of $1,000,000 with integral multiples of $100,000 in excess thereof, and (C) be delivered to Administrative Agent and each Bank not later than 9:00 a.m. San Diego, California time three (3) Business Days prior to the date of the requested Advance. Any Advance not complying with the foregoing requirements for an Advance bearing interest at the Fixed Rate, and any Fixed Rate Advance after the Interest Period therefor expires, shall bear interest at the Variable Rate. No more than five (5) Fixed Rate Interest Periods may be in effect at any time.

(b) Borrower may on any Business Day, upon written notice to and received by Administrative Agent not later than 12:00 p.m. (San Diego, California local time) on the third (3rd) Business Day prior to the date of the proposed conversion, convert any Advance of one type into an Advance of the other type; provided, however, that any conversion of a Fixed Rate Advance (or any portion thereof) to a Variable Rate Advance shall only be made to become effective on the last day of the Interest Period applicable to the Fixed Rate Advance. Each such notice of a conversion shall specify the date of such conversion, the Advance(s) to be converted, in the case of conversion of a Variable Rate Advance to a Fixed Rate Advance shall, (i) specify the Interest Period and (ii) be in a minimum amount of $1,000,000 with integral multiples of $100,000 in excess thereof.

(c) Notwithstanding any provision of the Loan Documents to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of any Advance in any manner it sees fit; provided, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if each Bank had actually funded and maintained each Fixed Rate Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

(d) If, due to any Regulatory Change, there shall be any increase in the cost to any Bank of agreeing to make or making, funding, or maintaining Fixed Rate Advances (including, without limitation, any increase in any applicable reserve requirement), then Borrower shall from time to time, within thirty (30) days of written demand by Administrative Agent on behalf of the affected Bank, pay to Administrative Agent on behalf of the affected Bank such amounts as such Bank may reasonably determine to be necessary to compensate such Bank for any additional costs that Bank reasonably determines are attributable to such Regulatory Change and Administrative Agent on behalf of the affected Bank will notify the Borrower of any Regulatory Change that will entitle Bank to compensation pursuant to this paragraph as promptly as practicable, but in any event within sixty (60) days after Bank obtains knowledge thereof; provided, however, that if a Bank fails to give such notice within sixty (60) days after it obtains knowledge of such a Regulatory Change, such Bank shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that such Bank does give such notice. Administrative Agent on behalf of Banks will furnish to Borrower a certificate setting forth in reasonable detail the basis for the amount of each request by

Bank for compensation under this paragraph; provided that Administrative Agent shall not be obligated to verify any such amounts. Determinations by Banks of the amounts required to compensate Banks shall be conclusive, absent manifest error. Banks shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Banks. Each Bank agrees to use reasonable efforts to minimize the amount of such compensation requested.

(e) Any and all payments made by Borrower under this Agreement or any of the other Loan Documents shall be made free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (hereinafter referred to as “Taxes”), excluding taxes imposed upon the Banks’ income and franchise taxes imposed by the jurisdiction under the laws of which each Bank is organized or is or should be qualified to do business or any political subdivision thereof or by the jurisdiction of such Bank’s lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to a Bank (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.1.3(e)) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

(f) Borrower shall pay any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (collectively, the “Other Taxes”), excluding taxes imposed upon the Banks’ income and franchise taxes imposed by the jurisdiction under the laws of which each Bank is organized or is or should be qualified to do business or any political subdivision thereof or by the jurisdiction of such Bank’s lending office or any political subdivision thereof.

(g) Borrower shall indemnify each Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Agreement, but excluding taxes imposed upon the Banks’ income and franchise taxes imposed by the jurisdiction under the laws of which each Bank is organized or is or should be qualified to do business or any political subdivision thereof or by the jurisdiction of such Bank’s lending office or any political subdivision thereof) paid by each Bank or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or illegally asserted. This indemnification shall be made within thirty (30) days from the date any Bank makes written demand therefor.

(h) Notwithstanding any provision of the Loan Documents, if Administrative Agent on behalf of any Bank shall notify Borrower that as a result of a Regulatory Change it is unlawful for such Bank to make Advances at the Fixed Rate, or to fund or maintain Fixed Rate Advances (i) the obligations of all Banks to make Advances at the Fixed Rate and to convert Advances to the Fixed Rate shall be suspended until the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of Advances at the Fixed Rate unlawful, Borrower shall forthwith prepay in full all Fixed Rate Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified in Section 2.1.3(l) unless Borrower, within five (5) Business Days of notice from Administrative Agent, converts all Fixed Rate Advances then outstanding into Variable Rate Advances pursuant to the conversion procedures in Section 2.1.3(b) and pays all amounts in connection with such prepayments or conversions specified in Section 2.1.3(l).

(i) Notwithstanding any other provision of the Loan Documents, if Administrative Agent shall determine (i) that United States dollar deposits in the amount of any Fixed Rate Advance to be outstanding during such Interest Period are not readily available to Banks in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Fixed Rate, then Administrative Agent on behalf of Banks shall promptly give notice thereof to Borrower and the obligation of Banks to create, continue, or effect by conversion any Fixed Rate Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the Fixed Rate.

(j) Principal, interest, and Other Amounts not paid when due and any judgment therefor shall bear interest from its due date or the judgment date, as applicable, until paid at a rate (“Default Rate”) equal to the sum of (i) four percent (4%) per annum and (ii) the Variable Rate. The Default Rate will change on each day that the “prime rate” changes.

(k) Borrower agrees to pay an effective rate of interest that is the sum of (i) the interest rate provided herein and (ii) any additional rate of interest resulting from any other charges or fees paid or to be paid in connection herewith that are determined to be interest or in the nature of interest.

(l) Except as to payments due under this paragraph with respect to payment or conversion of a Fixed Rate Advance on a day other than the last Business Day in the Interest Period for such Fixed Rate Advance, Borrower may, upon at least three (3) Business Days’ notice in the case of Fixed Rate Advances and one (1) Business Day’s notice in the case of Variable Rate Advances to Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, Borrower shall prepay the outstanding principal balance hereof in whole or in part at any time prior to the Maturity Date without penalty or premium as stated in such notice by Borrower; provided that such prepayment also includes accrued interest to the date of such prepayment on the principal amount prepaid. If any payment of all or any portion of a Fixed Rate Advance shall be made other than on the last day of the Interest Period for such Fixed Rate Advance (such last day, the “Termination Date”), or if Borrower shall convert a Fixed Rate Advance to a Variable Rate Advance other than on the Termination Date for any reason (including, without limitation, by reason of any optional or required prepayment under the Loan Documents and any acceleration of the Maturity Date) then, anything in the Loan Documents to the contrary notwithstanding, Borrower shall also, on demand by Administrative Agent, reimburse Banks and hold the Banks harmless from all losses and expenses incurred by Banks as the result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though each Bank funded the principal amount prepaid through the purchase of U.S. dollar deposits in the London England Interbank Market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period, whether, in fact that is the case or not. Each Bank’s determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

(m) If any payment of principal and/or interest (excluding the payment of principal upon maturity or acceleration) is not received by Administrative Agent within fifteen (15) days after its due date, then, in addition to the other rights and remedies of Administrative Agent, a late charge of five percent (5%) of the amount due and unpaid will be charged to Borrower without notice to Borrower. Such late charge shall be immediately due and payable.

(n) All payments of principal and interest under the Note will be made and performed without counterclaim, deduction, defense, deferment, reduction, or set-off.

2.1.4 Payments of Principal, Interest and Other Amounts.

(a) All accrued and unpaid interest shall be due and payable on the first day of each month commencing on April 1, 2003. On the Maturity Date, Borrower shall pay to Administrative Agent on behalf of Banks the unpaid principal, all accrued and unpaid interest, and all other amounts (“Other Amounts”) payable by Borrower to Bank under the Loan Documents. All amounts payable by Borrower on or with respect to the Loan or pursuant to the terms of any other Loan Documents, shall be paid in lawful money of the United States of America at Administrative Agent’s Los Angeles Service Center, P.O. Box 549, Lawndale, California 90260, or at such other place as Administrative Agent may from time to time designate, in immediately available same day funds, not later than 9:00 a.m. (San Diego, California time) on the date due for the benefit of Banks in accordance with their Pro Rata Interests.

(b) In addition, if for any reason at any time the total of (i) outstanding principal amount of Advances exceeds the Available Commitment (including without limitation, by virtue of changes in values of the Project, the closing of sales of portions of the Project, receipt and review of Appraisals, mandatory or optional reductions in the Commitment Amount and the other adjustments pursuant to this Agreement) Borrower shall make a payment to Administrative Agent in an amount equal to such excess principal amount within the earlier of:

(i) Ten (10) Business Days after the due date or delivery (whichever is earlier) of a Borrowing Certificate and/or other financial reports of Borrower reflecting that such a payment is due;

(ii) Ten (10) Business Days after Administrative Agent notifies Borrower (which notice may be oral, to be followed promptly by written notice setting forth the Administrative Agent’s calculations) of Administrative Agent’s determination that the outstanding principal amount of Advances exceeds the Available Commitment; and

(iii) In the case of any closing of a sale of any portion of the Project pursuant to a Purchase Contract, the date of such sale.

(c) Except to the extent otherwise provided in Sections 2.1.4(d) and 2.1.4(e), all moneys collected or received by the Administrative Agent on account of the Loan or in respect of the security for the Loan, directly or indirectly, shall be applied in the following order of priority:

(i) To the payment of Other Amounts, including without limitation, costs incurred in the collection of such moneys and the other fees, costs and expenses due under the Loan Agreement;

(ii) To the reimbursement of any Protective Advances;

(iii) To the payment of any interest amounts accrued and payable, but unpaid, pursuant to the Loan Documents; and

(iv) To the payment of the principal amount of the Loan.

(d) Notwithstanding Section 2.1.4(c), in the event an Event of Default has occurred and is continuing, all moneys collected or received by the Administrative Agent on account of the Loan or in respect of the security for the Loan, directly or indirectly, may be applied to principal, interest, and Other Amounts in such order as Administrative Agent shall determine in its sole and absolute discretion.

(e) Subject to the provisions of the Agency/Intercreditor Agreement, each Bank shall be entitled to its Pro Rata Interest in payments of principal and interest pursuant to this Section 2.1.4 and other amounts paid and collected pursuant to the Loan Documents, excluding fees designated for Administrative Agent, costs and expenses of, or incurred solely by, Administrative Agent which are reimbursable solely to Administrative Agent pursuant to the Loan Documents and amounts payable to an individual Bank pursuant to Sections 2.1.3(d), (e), (f), or (g).

2.2 Available Commitment.

2.2.1 Available Commitment. The Available Commitment shall be determined in accordance with this Section 2.2 and shall be the lesser of:

(a) The applicable Commitment Amount, as in effect from time to time; or

(b) The maximum amount of Borrower Debt that may be outstanding without violating the Maximum Borrower Debt to Value Ratio.

2.2.2 Calculation of Maximum Borrower Debt to Value Ratio. The Available Commitment shall be determined by Administrative Agent with respect to the Project on a monthly basis. In determining the Available Commitment pursuant to Section 2.2.1, Administrative Agent will calculate the Maximum Borrower Debt to Value Ratio in accordance with this Section 2.2.2.

(a) General Calculation of Maximum Borrower Debt to Value Ratio. The Maximum Borrower Debt to Value Ratio shall be calculated by Administrative Agent based upon (i) the Development Budget, (ii) each Borrowing Certificate most recently submitted to Administrative Agent by Borrower pursuant to Section 6.4.6 (adjusted as determined by Administrative Agent from time to time to reflect portions of the Project sold, property released from the Deed of Trust, and other adjustments and limitations pursuant to this Agreement), (iii) Administrative Agent’s inspections made pursuant to Section 6.11 (as such inspections may result in any adjustment to reflect any variance between (A) the amounts set forth on the Borrowing Certificate and (B) the result of such inspections or other information available to Administrative Agent), and (iv) Appraisals and such other information as Administrative Agent may reasonably require in order to verify such amounts. Each Borrowing Certificate shall accurately reflect the valuation of the Project as of the last day of the month immediately preceding the month in which such certificate is due. Each Borrowing Certificate shall exclude the portions of Land that have been released from the Deed of Trust or otherwise excluded.

(b) Right to Exclude/Adjust. Required Banks, in their discretion, may exclude property or reduce the Net Book Value and/or Market Value of portions of the Project from its calculation of the Maximum Borrower Debt to Value Ratio, if (i) a portion of the Project is subject to unrepaired material damage or destruction, (ii) (A) any Release (as defined in the Environmental Indemnity) of any Hazardous Substance (as defined in the Environmental Indemnity) in excess of reportable quantities prescribed by applicable law occurs or is discovered on or about all or any portion of the Project and Administrative Agent reasonably determines that Borrower will be unable to remove or remediate such Release, or cause such removal or remediation, prior to the Maturity Date, and which Release has had, or could reasonably be expected to have, a materially adverse effect on the value of the Project, or (B) Borrower fails to comply with any term or provision set forth in the Environmental Indemnity; provided, however, that any such exclusion or reduction by Required Banks pursuant to the foregoing clause (ii)(A) shall be limited to those portions of the Project affected by such Release which have not been remediated to the reasonable satisfaction of Administrative Agent prior to the effectiveness of the Stepdown Event (as defined in the Maintenance Agreements), (iii) Administrative Agent determines that a Purchase Contract with respect to the Project is in default or has been terminated or canceled, or (iv) a decrease in the Market Value based upon an Appraisal pursuant to Section 6.3.10. The exclusion of any property or the reduction of the Net Book Value and/or Market Value shall not require Administrative Agent to release such property from the Deed of Trust or Security Agreement and Administrative Agent shall be obligated to release Collateral only pursuant to Section 3.2. Administrative Agent shall promptly notify Borrower in writing of its calculation of the Maximum Borrower Debt to Value Ratio in determining the Available Commitment.

(c) Administrative Agent Determination. If Borrower fails to deliver a Borrowing Certificate as and when required, then, in addition to Administrative Agent’s other rights and remedies, Administrative Agent may calculate the Maximum Borrower Debt to Value Ratio based upon information available to Administrative Agent and such determination by Administrative Agent shall be final and conclusive, absent manifest error.

(d) Allocation of Certain Improvement Costs. The Net Book Value and/or Market Value and Development Cost of the portion of the Project consisting of open space, park land, common areas, infrastructure, recreation center and other “miscellaneous” and “civic” uses will be allocated to the remaining portions of the Project, which allocation shall be prepared by Borrower and delivered to Administrative Agent within thirty (30) days after the date hereof and shall be subject to Administrative Agent’s review and adjustment in its reasonable discretion, and, upon the sale of each portion of the Project or other exclusion of each portion of the Project, the portions of such Development Costs so allocated shall also be excluded from the calculation of the Maximum Borrower Debt to Value Ratio.

2.3 Advances.

2.3.1 Obligation to Advance. Banks shall be obligated to make an Advance only if Borrower shall have delivered to Administrative Agent and each Bank a Draw Request for such Advance and all of the conditions precedent for such Advance have been satisfied. Borrower may not submit more than two (2) Draw Requests per month. Each Draw Request shall be delivered to Administrative Agent and each Bank pursuant to Section 2.1.3(a). Requests for Advances shall also be subject to the terms and conditions of the Note. If the entire requested Advance is a Variable Rate Advance, Administrative Agent and Banks shall not be required to make the requested Advance before one (1) Business Day after receipt of a Draw Request which has been received by Administrative Agent and each Bank before 9:00 a.m. (San Diego, California time) of the first (1st) Business day prior thereto. If all or any part of the requested Advance is a Fixed Rate Advance, Administrative Agent and Banks shall not be required to make the requested Advance before three (3) Business Days after receipt of a Draw Request which has been received by Administrative Agent and each Bank before 9:00 a.m. (San Diego, California time) of the third (3rd) Business day prior thereto. Notwithstanding the foregoing, Banks may make Advances, without further authorization or requests from Borrower, to pay interest prior to delinquency to the extent of the Available Commitment (which Advances shall be Variable Rate Advances unless and until converted to Fixed Rate Advances); provided, however, that from and after the occurrence and during the continuation of an Unmatured Event of Default or an Event of Default, such Advances to pay interest may be made in the sole and absolute discretion of Administrative Agent. All disbursements of Advances will be made by Administrative Agent; provided, however, that Administrative Agent shall be obligated to make such disbursements only to the extent of immediately available funds actually received from the Banks.

2.3.2 Method for Advances. Advances shall be made by Banks to Administrative Agent at the written request (which may be delivered by telecopy or facsimile) by the Person or Persons designated from time to time on Administrative Agent’s form of signature authorization; provided, however, that Administrative Agent shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons shall have executed a new signature authorization form. Such Person or Persons are hereby authorized by Borrower to request Advances of the proceeds of the Loan until written notice of the revocation of such authority is received from Borrower by Administrative Agent and Administrative Agent has had a reasonable time to act upon such notice. In order to further secure the Loan, all Advances shall be deposited into the following account at Administrative Agent’s office in Irvine, California, Account No. 3090121781. Administrative Agent shall not have any duty to monitor Borrower or any other Person, or to report to Borrower or such other Person, the Borrower’s use of the proceeds of any Advance.

2.3.3 Use of Advances. The initial Advance shall be used solely to pay the Acquisition Cost actually incurred by Borrower and certain other costs incurred by Borrower and approved by Administrative Agent. Subsequent Advances may be used to pay the costs and expenses incurred by Borrower in connection with Borrower’s development of the Project as reflected in the Development Budget.

2.3.4 No Default. Neither Administrative Agent nor any Bank shall have any obligation to make any Advance if an Event of Default or an Unmatured Event of Default has occurred and is continuing.

2.4 Fees. As additional consideration for the Commitment, Borrower agrees to pay to Administrative Agent, for itself and for the benefit of the Banks, the following fees, which shall be earned by Administrative Agent and Banks on the date due under the Loan Documents and shall be non-refundable to Borrower:

2.4.1 Initial Commitment Fee. A “Commitment Fee” equal to $590,625, due and payable on the date hereof. Each Bank shall be entitled to its Pro Rata Interest in such Commitment Fee.

2.4.2 Extension Fee.

(a) First Extension. As a condition to the first extension of the Maturity Date pursuant to Section 2.1.2(a), Administrative Agent and Banks shall charge and Borrower shall pay an Extension Fee in the amount of one-quarter of one percent (0.25%) of the Commitment Amount. The Extension Fee for the First Extension Period shall be payable on the date of such extension and each Bank shall be entitled to its Pro Rata Interest in that Extension Fee payment.

(b) Second Extension. As a condition to the second extension of the Maturity Date pursuant to Section 2.1.2(b), Administrative Agent and Banks shall charge and Borrower shall pay an Extension Fee in the amount of one-quarter of one percent

(0.25%) of the Commitment Amount. The Extension Fee for the Second Extension Period shall be payable on the date of such extension and each Bank shall be entitled to its Pro Rata Interest in that Extension Fee payment.

2.4.3 Administrative Fee. An administrative fee payable solely to the Administrative Agent in the amount of $50,000 per annum, shall be charged by, and paid to, Administrative Agent. The first installment of such administrative fee in the amount of [$2,740] shall be paid to Administrative Agent of the date hereof. Thereafter, such administrative fee shall be paid to Administrative Agent in quarterly installments, in advance, on each April 1, July 1, October 1, and January 1. Borrower shall also pay to Administrative Agent such other fee(s), at such times, and in such amounts, as are set forth in the fee letter of even date herewith between Borrower and Administrative Agent.

2.4.4 Other Fees. Costs, expenses, and reasonable fees for Administrative Agent’s counsel as provided in the Loan Documents, payable on or before the date hereof, together with all title insurance premiums, appraisal costs, documentation fees, environmental study costs and other costs and expenses to which Administrative Agent is entitled to reimbursement pursuant to the Loan Documents.

3. THE COLLATERAL.

3.1 Security. Payment of the Note, all indebtedness and liabilities of Borrower to Administrative Agent, and performance of all Obligations, due or to become due, under this Agreement and the other Loan Documents, shall be secured by the following:

3.1.1 The Deed of Trust;

3.1.2 The Security Agreement;

3.1.3 The assignment of Sales Contract, which assignment shall be in a form satisfactory to Administrative Agent;

3.1.4 The Sales Contract Letters of Credit; and

3.1.5 Such other assignments and security interests as may be required or granted pursuant to the terms of the Loan Documents, including, without limitation, assignment of any options and other agreements for the acquisition of property for use in connection with the Project, assignments of construction contracts, assignments of plans and specifications, assignments of permits, licenses and approvals, communities facilities district deposits, and assignments of declarant’s rights under covenants, conditions and restrictions.

3.2 Releases of Collateral. In addition to releases in connection with boundary line adjustments as more particularly described in Section 6.3.3(c), upon the written request of Borrower, Administrative Agent or its authorized representative (including but not limited to, any title company so authorized by Administrative Agent) agrees, to release portions of the Project from the lien of the Deed of Trust in connection with (a) sales of portions of the Project pursuant to a Purchase Contract and (b) Dedications, upon the satisfaction of the following conditions prior to the release:

3.2.1 General Release Requirements for Releases. In connection with any release:

(a) At the time of such release no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(b) Such release shall be in connection with a sale of a portion of the Project (or in the case of a Dedication, a transfer or donation of a portion of the Project), to a Person who is not an Affiliate of any Loan Party (provided that such sales may be made to Homebuilder under the Sales Contract).

(c) Unless the portion of the Project to be released is an entire parcel with respect to which Administrative Agent has previously approved the parcel map or plat or is a lot or lots within a subdivision with respect to which Administrative Agent has previously approved a final map or plat, at least ten (10) days prior to the proposed date of any release, Borrower shall have delivered to Administrative Agent (i) a legal description of the portion of the Project to be released, (ii) an ALTA survey, map or plat of the portion of the Project to be released, and (iii) copies of all easements for ingress, egress or otherwise to be granted or retained in connection with such release.

(d) Unless the portion of the Project to be released is an entire parcel with respect to which Administrative Agent has previously approved the parcel map or plat or is a lot or lots within a subdivision with respect to which Administrative Agent has previously approved a final map or plat, prior to such release, (i) Administrative Agent shall have approved such release, which approval will not be unreasonably withheld, (ii) the remaining unreleased portion of the Project will, after giving effect to such release, have adequate access, in the reasonable opinion of Administrative Agent, and (iii) the value of the unreleased portion of the Project will, after giving effect to such release, not otherwise be materially impaired in the reasonable opinion of Administrative Agent.

(e) Borrower shall provide Administrative Agent with such endorsements to the Title Policy as Administrative Agent may reasonably request in connection with each release.

(f) Borrower shall pay all of Administrative Agent’s reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, arising in connection with each release.

(g) Borrower shall be in compliance with the Maximum Borrower Debt to Value Ratio as calculated pursuant to Section 2.2.2 after giving effect to such release.

(h) Each release shall be made by Administrative Agent by delivery of the release documents to a title company or other escrow agent satisfactory to Administrative Agent upon such conditions as shall assure Administrative Agent that all conditions precedent to such release have been satisfied and that the applicable transaction will be completed.

3.2.2 Sales Pursuant to a Purchase Contract. In connection with sales pursuant to a Purchase Contract:

(a) Borrower shall satisfy each of the conditions set forth in Section 3.2.1.

(b) At least ten (10) days prior to the closing of the sale, Borrower shall advise Administrative Agent in writing of the terms and conditions of such sale and the purchaser thereunder and shall deliver to Administrative Agent a true and correct copy of any escrow documents, including any estimated and final closing statements, and the Purchase Contract, which shall (i) be substantially on Borrower’s standard forms as previously submitted to and approved by Administrative Agent or (ii) otherwise be in form and content reasonably satisfactory to Administrative Agent.

(c) Borrower shall not have made any material changes in the Purchase Contract delivered to Administrative Agent pursuant to this Section 3.2.2, unless such changes have been approved by Administrative Agent, in its sole and absolute discretion.

(d) The sale shall be made in the ordinary course of the development and marketing of the Project, shall cover one or more parcels of the Land, and shall be accompanied by such rights of first refusal, development covenants, conditions and restrictions, deeds of trust, and other documents, consistent with past practices of Borrower’s constituent members, as shall be necessary to assure that development of the Project occurs in accordance with Borrower’s development plans and existing Approvals and Permits.

(e) Borrower shall have delivered to Administrative Agent a certificate in form reasonably satisfactory to Administrative Agent specifying the Net Sales Proceeds being received upon such sale.

(f) If the release occurs after the occurrence and during the continuation of an Event of Default or Unmatured Event of Default (and without in any way obligating Administrative Agent or any Bank to consent or agree to any such release) Borrower shall pay to Administrative Agent all Net Sales Proceeds resulting from such sale and release.

3.2.3 Dedications. In connection with any Dedication:

(a) Borrower shall satisfy each of the conditions set forth in Section 3.2.1.

(b) At least ten (10) days prior to a release, Borrower shall have delivered to Administrative Agent all the terms, conditions and details of such release, including, without limitation, the purpose of such release, evidence of the conformity of such release to the overall development plan for the Project and all Approvals and Permits required in connection therewith, all of which shall be in form and content reasonably satisfactory to Administrative Agent.

4. CONDITIONS PRECEDENT.

4.1 Conditions Precedent to Effectiveness of this Agreement and to the Effectiveness of the Commitment. This Agreement and the Commitment shall become effective only upon satisfaction by Borrower of the following conditions precedent on or before the date hereof at the sole cost and expense of Borrower to the satisfaction of each Bank:

4.1.1 Representations and Warranties Accurate. The representations and warranties by each Loan Party in the Loan Documents are correct on and as of the date of this Agreement in all material respects.

4.1.2 Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

4.1.3 Documents. Administrative Agent shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto:

(a) Loan Documents. The Loan Documents, which shall include all agreements, documents, and instruments specified by Administrative Agent.

(b) Corporation, Partnership, Limited Liability Company. If any Loan Party is a corporation, a limited liability company, or a partnership, certified copies of (i) resolutions of its board of directors or, if all members or all general partners do not sign the Loan Documents, resolutions of the members of the limited liability company or partners of the partnership, as the case may be, authorizing such Loan Party to execute, deliver, and perform the Loan Documents and to grant to Administrative Agent the Liens and Encumbrances on the Collateral in the Loan Documents and certifying the names and signatures of the officer(s), member(s), manager(s), or partner(s), as the case may be, of such Loan Party authorized to execute the Loan Documents and, in the case of Borrower, to request Advances on behalf of each Borrower, (ii) the certificate of incorporation and bylaws, limited liability company operating agreement, or partnership agreement, as the case may be, of such Loan Party and all amendments thereto, (iii) if any Loan Party is a general partnership or joint venture, the filed or recorded fictitious name certificate for such Loan Party and all amendments thereto, (iv) if any Loan Party is a limited partnership, the filed or recorded certificate of limited partnership of such Loan Party and all amendments thereto, and (v) a certificate of good standing as a corporation, limited liability company, or limited partnership, as the case may be, from the jurisdiction of formation or organization of such Loan Party.

(c) Insurance Policies. A certificate of insurance for all insurance required under the Loan Documents, and certificates of insurance with respect to professional liability coverage to the extent maintained by engineers, architects, and environmental contractors.

(d) Opinion Letter. A favorable opinion from a law firm representing Borrower and Guarantors addressed to Administrative Agent and Banks covering such matters as Administrative Agent may reasonably require.

(e) Financial Statements. Audited financial statements prepared by independent certified public accountants acceptable to Administrative Agent. Such financial statements shall include, without limitation, (i) a balance sheet, cash flow statement, reconciliation of net worth, and a profit and loss statement, of Borrower, for Borrower’s most recent fiscal year, and (ii) a balance sheet, cash flow statement, reconciliation of net worth, and a profit and loss statement, of Guarantors, for each such Person’s three (3) most recent fiscal years.

(f) Contracts. All material executed contracts relating to the Project and development and operation thereof, including any contracts between Borrower – by way of assignment or otherwise – and any other Person, including without limitation, the Sales Contract and any agreements which relate to Borrower’s right to develop the Project and the water rights for the Project.

4.1.4 Plat and/or Survey. Borrower shall have delivered to Administrative Agent, and Administrative Agent shall have approved, all surveys, maps and plats in existence with respect to the Project and individual parcels thereof. Each such map, plat or survey must contain a legal description of the Project (or applicable portion thereof), must describe and show all boundaries of and lot lines within Project (or applicable portion thereof) and all streets and other dedications and contain such other information and certifications as Administrative Agent may request.

4.1.5 Restrictive Covenants. Borrower shall have provided Administrative Agent with, and Administrative Agent shall have approved, all covenants, conditions, restrictions, easements and other rights that exist or are contemplated with respect to the Project.

4.1.6 Soils Test. Borrower shall have provided to Administrative Agent, and Administrative Agent shall have approved, a soils/hydrology test report of the Project prepared by a licensed engineer satisfactory to Administrative Agent showing the location of, and containing boring logs from, all borings, together with recommendations for the design of foundations.

4.1.7 Environmental Assessment. Borrower shall have delivered to Administrative Agent and Administrative Agent shall have approved a report of an environmental assessment of the Project, by an environmental engineer acceptable to Administrative Agent containing such information, results, and certifications as Administrative Agent may reasonably require. If Administrative Agent determines, in its sole discretion, based on such reports or other information available to Administrative Agent that any further review should be obtained, Borrower shall also provide such follow up testing, reports, and other actions as may be required by Administrative Agent. The contents of the environmental assessment report and any follow up must be satisfactory to Administrative Agent. If such reports are addressed to Borrower, Borrower shall cause a reliance letter, in form and substance satisfactory to Administrative Agent, to be provided to Administrative Agent.

4.1.8 Preliminary Title Report. Borrower shall have provided Administrative Agent and Administrative Agent shall have approved, a preliminary title report for the Project, prepared by the Title Company, together with a legible copy of each “Schedule B” item.

4.1.9 Flood Report. Borrower shall have provided to Administrative Agent evidence satisfactory to Administrative Agent as to whether (a) the Project, or any portion thereof, is located in an area designated by the Department of Housing and Urban Development as having special flood or mudslide hazards, and (b) the community in which the Project is located is participating in the National Flood Insurance Program.

4.1.10 Deed of Trust/Title Policy. Borrower shall have provided to Administrative Agent (a) the Deed of Trust, subject only to Permitted Exceptions, duly executed by Borrower, acknowledged, delivered and recorded; and (b) an American Land Title Association loan policy of title insurance (1990 form with the creditors’ rights exception and arbitration provisions deleted and with a revolving credit endorsement and such other endorsements as Administrative Agent may require). Such policy shall provide coverage (including, without limitation, mechanics’ lien coverage) satisfactory to Administrative Agent and insure the Deed of Trust as a first lien on the Project, subject only to Permitted Exceptions.

4.1.11 Completion of Filings and Recordings. Administrative Agent shall have received evidence of the completion of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on the Collateral granted in the Loan Documents and required by Administrative Agent to be in effect prior to the effectiveness of this Agreement and the Commitment.

4.1.12 Payment of Costs, Expenses, and Fees. All costs, expenses, and fees to be paid by the Loan Parties under the Loan Documents on or before the effectiveness of this Agreement, the effectiveness of the Commitment, or the making of Advances shall have been paid in full (or shall be paid in full concurrently with the making of the initial Advance), including, without limitation, applicable fees set forth in Section 2.4.

4.1.13 Other Items or Actions by Loan Parties. Administrative Agent shall have received such other agreements, documents, and instruments, and the Loan Parties shall have performed such other actions, as Administrative Agent may reasonably require.

4.2 Conditions Precedent to Future Advances. Advances after the date hereof in connection with the demolition of any existing Improvements shall be made only upon the satisfaction by Borrower on or before the date of such Advance, at the sole cost and expense of Borrower, of Borrower’s post-closing obligations set forth in Section 6.21.4.

4.3 Waiver of Conditions Precedent. Borrower hereby authorizes Administrative Agent, and Administrative Agent reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Administrative Agent in connection with this Agreement. Administrative Agent may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be limited to the condition(s) precedent therein and the requirements therein. Delay or failure by Administrative Agent to insist on satisfaction of any condition precedent shall not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by Administrative Agent shall not be deemed a waiver by Administrative Agent of the occurrence of an Event of Default or an Unmatured Event of Default.

5. BORROWER’S REPRESENTATIONS AND WARRANTIES.

5.1 Closing Representations and Warranties. Borrower represents and warrants to Administrative Agent and Banks as of the date of this Agreement:

5.1.1 Corporate, Limited Liability Company, or Partnership Existence and Authorization.

(a) Borrower. Borrower is a limited liability company, validly existing under the laws of Delaware, is in good standing in the state of Delaware, is authorized to conduct business as a foreign limited liability company in the state of California, and has the requisite power and authority to execute, deliver, and perform the Borrower Loan Documents. The execution, delivery, and performance by Borrower of the Borrower Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower and will not conflict with, or result in a violation of or a default under, the limited liability company operating agreement and other formation documents of Borrower.

(b) WREC. WREC is a limited partnership validly existing and in good standing under the laws of Delaware and has the requisite power and authority to execute, deliver, and perform the Maintenance Agreement and other Guarantor Loan Documents to which WREC is a party. The execution, delivery, and performance by WREC of the Maintenance Agreement and the other Guarantor Loan Documents to which WREC is a party have been duly authorized by all requisite action by or on behalf of WREC and will not conflict with, or result in a violation of or a default under, the certificate of limited partnership, the partnership agreement and other formation documents of WREC.

(c) WREF. WREF is a limited partnership validly existing and in good standing under the laws of Delaware and has the requisite power and authority to execute, deliver, and perform the Maintenance Agreement and other Guarantor Loan Documents to which WREF is a party. The execution, delivery, and performance by WREF of the Maintenance Agreement and the other Guarantor Loan Documents to which WREF is a party have been duly authorized by all requisite action by or on behalf of WREF and will not conflict with, or result in a violation of or a default under, the certificate of limited partnership, the partnership agreement and other formation documents of WREF.

(d) Lennar. Lennar is a corporation validly existing and in good standing under the laws of Delaware and has the requisite power and authority to execute, deliver, and perform the Maintenance Agreement and the other Guarantor Loan Documents to which Lennar is a party. The execution, delivery, and performance by Lennar of the Maintenance Agreement and the other Guarantor Loan Documents to which Lennar is a party have been duly authorized by all requisite action by or on behalf of Lennar and will not conflict with, or result in a violation of or a default under, the certificate of incorporation, bylaws and other formation documents of Lennar.

5.1.2 No Approvals, Etc.

(a) Borrower. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person not previously obtained is required in connection with the execution, delivery, or performance by Borrower of the Borrower Loan Documents.

(b) WREC. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person not previously obtained is required in connection with the execution, delivery, or performance by WREC of its Maintenance Agreement and the other Guarantor Loan Documents to which it is a party.

(c) WREF. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person not previously obtained is required in connection with the execution, delivery, or performance by WREF of its Maintenance Agreement and the other Guarantor Loan Documents to which it is a party.

(d) Lennar. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person not previously obtained is required in connection with the execution, delivery, or performance by Lennar of the Maintenance Agreement and the other Guarantor Loan Documents to which Lennar is a party.

5.1.3 No Conflicts.

(a) Borrower. The execution, delivery, and performance by Borrower of the Borrower Loan Documents will not conflict with, or result in a violation of or a default under: (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; (iii) any of the Approvals and Permits; (iv) or any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound.

(b) WREC. The execution, delivery, and performance by WREC of the Maintenance Agreement and the other Guarantor Loan Documents to which it is a party will not conflict with, or result in a violation of or a default under: (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which WREC is a party or by which WREC or any of the assets or property of WREC is bound; (iii) any of the Approvals and Permits; (iv) or any agreement, document, or instrument to which WREC is a party or by which WREC or any of the assets or property of WREC is bound.

(c) WREF. The execution, delivery, and performance by WREF of the Maintenance Agreement and the other Guarantor Loan Documents to which it is a party will not conflict with, or result in a violation of or a default under: (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which WREF is a party or by which WREF or any of the assets or property of WREF is bound; (iii) any of the Approvals and Permits; (iv) or any agreement, document, or instrument to which WREF is a party or by which WREF or any of the assets or property of WREF is bound.

(d) Lennar. The execution, delivery, and performance by Lennar of the Maintenance Agreement and the other Guarantor Loan Documents to which it is a party will not conflict with, or result in a violation of or a default under: (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Lennar is a party or by which Lennar or any of the assets or property of Lennar is bound; (iii) any of the Approvals and Permits; (iv) or any agreement, document, or instrument to which Lennar is a party or by which Lennar or any of the assets or property of Lennar is bound.

5.1.4 Execution and Delivery and Binding Nature of Borrower Loan Documents.

(a) Borrower. The Borrower Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Borrower Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in all material respects in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

(b) Other Loan Parties. The Maintenance Agreement and other Loan Documents to which the Loan Parties are a party have been duly executed and delivered by or on behalf of the Loan Parties. The Maintenance Agreement and such other Loan Documents are legal, valid, and binding obligations of the Loan Parties, enforceable in all material respects in accordance with their terms against the Loan Parties, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

5.1.5 Legal Proceedings; Hearings, Inquiries, and Investigations.

(a) Borrower. Except as disclosed on Exhibit D, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change and (ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to Borrower could result in a Material Adverse Change.

(b) WREC. Except as disclosed on Exhibit D, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which WREC is a party or by which WREC or any assets or property of WREC may be bound or affected that if resolved adversely to WREC could result in a Material Adverse Change and (ii) no hearing, inquiry, or investigation relating to WREC or any assets or property of WREC is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to WREC could result in a Material Adverse Change.

(c) WREF. Except as disclosed on Exhibit D, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which WREF is a party or by which WREF or any assets or property of WREF may be bound or affected that if resolved adversely to WREF could result in a Material Adverse Change and (ii) no hearing, inquiry, or investigation relating to WREF or any assets or property of WREF is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to WREF could result in a Material Adverse Change.

(d) Lennar. Except as disclosed on Exhibit D, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Lennar is a party or by which Lennar or any assets or property of Lennar may be bound or affected that if resolved adversely to Lennar could result in a Material Adverse Change and (ii) no hearing, inquiry, or investigation relating to Lennar or any assets or property of Lennar is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to Lennar could result in a Material Adverse Change.

5.1.6 No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

5.1.7 Approvals and Permits; Assets and Property. Except as disclosed to Administrative Agent and Banks in writing prior to the date hereof, to the best knowledge of Borrower, (a) Borrower has all Approvals and Permits necessary for the development currently taking place at the Project and (b) there are no facts or circumstances known to Borrower that would materially impair the ability of Borrower to obtain Approvals and Permits necessary for the future development of the Project or to otherwise continue the contemplated development of the Project.

5.1.8 ERISA. Borrower is in compliance with ERISA. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guaranty Corporation in connection with any such plan established or maintained by Borrower.

5.1.9 Compliance with Law. No Loan Party has received any notice of any material violations of any applicable laws, rules, or regulations of any Governmental Authority with respect to the Project or the development of the Project and Borrower is not aware of any facts or circumstances which would constitute or cause any such violation.

5.1.10 Full Disclosure. All information in the loan application, financial statements, certificates, or other documents and all information prepared and delivered by Borrower and each other Loan Party to Administrative Agent or any Bank in obtaining the Commitment is correct and complete in all material respects, and there are no omissions therefrom that result in such application, statements, certificates, other documents or information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof. To the best knowledge of Borrower, all information in any loan application, financial statement, certificate or other document prepared and delivered to Administrative Agent or any Bank on behalf of Borrower or other Loan Parties by Persons other than Borrower or such other Loan Parties or their Affiliates, and all other information prepared and delivered to Administrative Agent or any Bank on behalf of Borrower or other Loan Parties by Persons other than Borrower or such other Loan Parties or their Affiliates in obtaining the Commitment is correct and complete in all material respects, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof. There has been no Material Adverse Change as to any Loan Party since the date of such information. All financial statements heretofore delivered to Administrative Agent or any Bank by each Loan Party were prepared in accordance with GAAP and accurately represent the financial conditions and results of operation of the subjects thereof as of the dates thereof and for the period covered thereby. The fiscal year of Borrower is from December 1 to November 30. The fiscal year for WREC is from January to December 31. The fiscal year for WREF is from January 1 to December 31. The fiscal year for Lennar and Lennar Homes is from December 1 to November 30.

5.1.11 Use of Proceeds; Margin Stock. The proceeds of the Advances will be used by Borrower solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U or G. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any Loan Documents to violate Regulation U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. Borrower and Borrower’s subsidiaries own no “margin stock”.

5.1.12 Governmental Regulation. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other law which regulates the incurring by Borrower of indebtedness, including but not limited to laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

5.1.13 Material Agreements; No Material Defaults. Attached hereto as Exhibit E is a true and correct listing of all material contracts, leases, permits, development agreements, covenants, restrictions, rolling option agreements, purchase and sale agreements, instruments and other agreements to which Borrower is a party or by which Borrower or the Project is bound or affected, including the Purchase Contracts. No event has occurred which, immediately or upon the expiration of applicable cure or grace periods, would constitute a material default with respect to (a) the terms of any instrument evidencing or relating to any Debt of Borrower, (b) any such contract, lease, permit, development agreement, covenant, restriction, rolling option agreement, purchase and sale agreement, instruments and other agreement (including the Purchase Contracts), (c) any statute, ordinance, law, judgment, order, writ, injunction, decree, or rule or regulation of any Governmental Authority or any determination or award of any arbitrator to which Borrower or the Project may be bound, or (d) any other instrument, agreement or document by which Borrower or any of its properties is bound.

5.1.14 Title to Property. Borrower has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet delivered to Administrative Agent and Banks, except for assets disposed of in the ordinary course of business since the date of such balance sheet. All of Borrower’s properties are free and clear of Liens and Encumbrances, except for Permitted Exceptions. Borrower is the sole owner of, and has good and marketable title to, the fee interest in the Project and all other real property described in the Deed of Trust, free from any Liens and Encumbrances, excepting only Permitted Exceptions.

5.1.15 Payment of Taxes. All tax returns and reports of Borrower required to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are due and payable have been paid prior to delinquency. Borrower knows of no proposed tax assessment against Borrower or the Project that would be material to the condition (financial or otherwise) of Borrower or the Project, and Borrower has not contracted with any Governmental Authority in connection with any such taxes.

5.1.16 No Condemnation. No condemnation proceedings or moratorium is pending, or to the best of Borrower’s knowledge, threatened against the Project or any portion thereof which would impair the use, occupancy, or full operation of the Project in any manner whatsoever.

5.2 Representations and Warranties Upon Requests for Advances. Each Draw Request shall be a representation and warranty by Borrower to Administrative Agent and each Bank that the representations and warranties in this Section 5 and in each of the other Loan Documents are correct and complete in all material respects as of the date of the requested Advance except as otherwise disclosed by Borrower to Administrative Agent in writing prior to the date of such Draw Request.

5.3 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information. Each delivery by Borrower to Administrative Agent and each Bank of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, and information are correct and complete (in accordance with GAAP) in all material respects, that there are no material omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading in any material respect as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof in all material respects and for the periods covered thereby.

6. BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full, the Obligations are paid and performed in full, Borrower agrees that:

6.1 Corporate, Limited Liability Company, or Partnership Existence.

6.1.1 Borrower. Borrower shall continue to be a limited liability company, validly existing and in good standing under the laws of the State of Delaware, and shall remain qualified to transact business as a foreign limited liability company under the laws of the State of California.

6.1.2 WREC. WREC shall continue to be a limited partnership validly existing and in good standing under the laws of the State of Delaware.

6.1.3 WREF. WREF shall continue to be a limited partnership validly existing and in good standing under the laws of the State of Delaware.

6.1.4 Lennar. Lennar shall continue to be a corporation validly existing and in good standing under the laws of the State of Delaware.

6.2 Books and Records; Access By Administrative Agent. Borrower shall maintain a standard, modern system of accounting (including, without limitation, a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations) in accordance with GAAP. Borrower shall also maintain complete and accurate records regarding the acquisition, development and construction of the Project, including, without limitation, all construction contracts, architectural contracts, engineering contracts, field and inspection reports, applications for payment, estimates and analyses regarding construction costs, names and addresses of all contractors and subcontractors performing work or providing materials or supplies with respect to the development and construction of the Project, invoices and bills of sale for all costs and expenses incurred by contractors and subcontractors in connection with the development and construction of the Project, payment, performance and other surety bonds (if applicable), releases and waivers of lien for all such work performed and materials supplied, evidence of completion of all inspections required by any Governmental Authority, certificates of substantial completion, notices of completion, surveys, as-built plans, Approvals and Permits, Purchase Contracts, escrow instructions, records regarding all sales of all or portions of the Project, and all other documents and instruments relating to the acquisition, development, construction and/or sale of the Project or portions thereof. During business hours and upon reasonable notice, Borrower shall give representatives of Administrative Agent and each Bank access to all assets, property, books, records, and documents of Borrower and will permit such representatives to inspect such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents. Upon request by Administrative Agent or any Bank, Borrower shall also provide Administrative Agent or such Bank with copies of the reports, documents, agreements, and other instruments described in this Section 6.2.

6.3 Special Covenants Relating to Collateral.

6.3.1 Defense of Title. Borrower shall defend the Collateral, the title and interest therein of Borrower represented and warranted in the Deed of Trust, and the legality, validity, binding nature, and enforceability of each Lien and Encumbrance contained in the Deed of Trust and the first priority of the Deed of Trust against all matters, including, without limitation, (a) any attachment, levy, or other seizure by legal process or otherwise of any or all Collateral; (b) except for Permitted Exceptions, any Lien or Encumbrance or claim thereof on any or all Collateral; (c) any attempt to foreclose, conduct a trustee’s sale, or otherwise realize upon any or all Collateral under any Lien or Encumbrance, regardless of whether a Permitted Exception and regardless of whether junior or senior to the Deed of Trust; and (d) any claim questioning the legality, validity, binding nature, enforceability, or priority of the Deed of Trust. Borrower shall notify Administrative Agent promptly in writing of any of the foregoing and will provide such information with respect thereto as Administrative Agent may from time to time request.

6.3.2 Further Assurances. Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Administrative Agent may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Administrative Agent in the Collateral and the rights and remedies of Administrative Agent under the Loan Documents. Without limiting the foregoing, to the extent that Administrative Agent determines from time to time that additional deeds of trust, amendments to deeds of trust, financing statements, subordinations, and other documents are required in order to perfect all Liens and Encumbrances in favor of Administrative Agent, and cause all Collateral encumbered by any of the deeds of trust to be subject only to Permitted Exceptions, Borrower shall execute and deliver such documents, instruments and other agreements as Administrative Agent may reasonably request.

6.3.3 Plats, Annexations and Approvals.

(a) Each plat or map (whether tentative or final) with respect to any portion of the Project shall comply with all Requirements and shall be satisfactory in form and substance to Administrative Agent. Prior to evaluation by Administrative Agent of the plat or map for approval, Borrower shall deliver to Administrative Agent such certifications, maps, surveys, and other documents and information as Administrative Agent reasonably requires. Prior to the recordation of any plat or map by Borrower, Borrower shall deliver to Administrative Agent such title insurance endorsements insuring the continued priority of the Deed of Trust after recording of the plat or map as Administrative Agent may reasonably require. Borrower agrees to take such steps as Administrative Agent may reasonably require in (i) either re-recording the Deed of Trust or amending the Deed of Trust to reflect the new plat legal description, and (ii) obtaining an endorsement to the Title Policy to amend the legal description therein and/or at Administrative Agent’s option to assure that the plat or map includes the same property as is encumbered by the Deed of Trust.

(b) Borrower shall obtain and, upon request, provide Administrative Agent with, evidence of (i) appropriate zoning for the use and occupancy of the Project; (ii) all necessary Approvals and Permits of Governmental Authorities and other third parties necessary to permit the development and sale of the Project, including, without limitation, all applicable public reports, architectural committee approvals and other approvals required pursuant to any applicable restrictive covenants; (iii) all Approvals and Permits necessary to commence, carry out and complete construction; and (iv) evidence of payment of all fees and other required amounts for such Approvals and Permits.

(c) Borrower shall provide Administrative Agent with true and correct copies of all documents and instruments relating to proposed easements, boundary line adjustments, covenants, conditions and restrictions and other similar matters affecting title to the Project in connection with the development thereof, together with all surveys, plats, contracts, and other information requested by Administrative Agent in connection therewith. Such easements, boundary line adjustments, covenants, conditions and restrictions and other matters shall not be entered into by Borrower unless consented to in writing by Administrative Agent, which consent shall not be unreasonably withheld by Administrative Agent so long as they are entered into in the ordinary course of developing the Project. If such consent is granted by Administrative Agent, Administrative Agent will also enter into such subordinations and releases as may be appropriate in connection with such easements, boundary line adjustments, and covenants, conditions and restrictions, provided that such subordinations are in form reasonably satisfactory to Administrative Agent and, in connection with any such releases, Borrower has satisfied the conditions precedent set forth in Section 3.2.1.

6.3.4 Utilities. Borrower shall provide or cause to be provided all telephone service, electric power, storm sewer, sanitary sewer and water facilities for the Project, and such utilities will be adequate to serve the Project. Borrower shall allow no condition to exist which would affect Borrower’s right to connect into and have adequate use of such utilities, except for the payment of normal connection charges or tap charges and except for the payment of subsequent charges for such services to the utility supplier.

6.3.5 Plans and Specifications. Borrower shall be the sole owner of all plans and specifications for the Improvements or, to the extent that Borrower is not the sole owner of such plans and specifications, Borrower shall have the unconditional right to use such plans and specifications in connection with the construction of the Improvements. Administrative Agent will not be restricted in any way in use of such plans and specifications from and after an Event of Default in connection with the construction of the Improvements and the exercise of Administrative Agent’s other rights and remedies, and Borrower shall obtain all consents and authorizations necessary for the use of such plans and specifications to Administrative Agent.

6.3.6 Compliance with Permitted Exceptions. Borrower shall keep and maintain in full force and effect all restrictive covenants, development agreements, easements and other agreements with Governmental Authorities and other Persons that are necessary or desirable for the use, occupancy, and sale of the Project. Borrower shall not default in any material respect under any such covenants, development agreements, easements and other agreements and will diligently enforce its rights thereunder.

6.3.7 Project Development.

(a) Borrower shall at all times maintain and operate the Project and use its best efforts to market the individual development parcels within Project in accordance with the business plans, projections and plans and specifications provided to and approved by Administrative Agent. The Project will be a single family residential subdivision consisting of approximately 190 acres zoned for approximately 1,508 residential units. Regardless of whether Advances are available, Borrower shall pay all costs and expenses arising in connection with the management, operation, development and sale of the Project. The Improvements shall be constructed and developed in substantial conformity with the plans and specifications therefor, and in strict conformity with all applicable laws, rules and regulations of all Governmental Authorities and, except for certain off-site Improvements, shall be contained wholly within boundary lines of the Land and will not encroach on any other real estate, easements, building lines or setback requirements. The Improvements shall be completed free and clear of all defects, Liens and Encumbrances (except Permitted Exceptions), and Borrower shall cause all Improvements to be accepted and approved by the appropriate Governmental Authorities on or before the completion dates required pursuant to this Agreement. Within fifteen (15) days after Borrower receives notice or knowledge thereof, Borrower shall proceed with diligence to correct any material departure from applicable plans and specifications and any departure from applicable laws, rules and regulations of any Governmental Authority. The making of Advances shall not constitute a waiver of Administrative Agent’s right to require compliance with this covenant with respect to any such defect or departure from plans and specifications or applicable laws, rules and regulations.

(b) Whether or not otherwise required pursuant to the Loan Documents, upon entering into any Purchase Contract, Borrower shall cause such Purchase Contract to be included in the property covered by the Security Agreement, Administrative Agent on behalf of the Banks shall have a first priority security interest in such Purchase Contract, as applicable, and Borrower shall execute and deliver such assignments, financing statements and other documents as Administrative Agent may reasonably require.

(c) With respect to those portions of the Project which are to be “open space” or otherwise constitute streets and other common areas to be dedicated and transferred to homeowners’ associations or other Governmental Authorities, and are not otherwise included within the portions of the Project to be developed by Borrower, Borrower shall take such actions as may be necessary to cause such dedications to be made promptly and in accordance with applicable covenants, conditions and restrictions and laws, rules and regulations. Administrative Agent may, in its reasonable discretion, notify Borrower that such transfers and dedications are required by Administrative Agent, in which case Borrower shall cause such transfers and dedications to occur within thirty (30) days.

(d) The Project shall be developed in substantial accordance with the master plans and site plans delivered to Banks prior to the date hereof and in accordance with all subsequent changes to such master plans and site plans approved by Administrative Agent.

6.3.8 Title Policy Endorsements. If required by Administrative Agent from time to time (but no more frequently than monthly) pursuant to the Loan Documents, Borrower shall provide such continuation endorsements, date down endorsements, survey endorsements and other endorsements to the Title Policy, in form and substance satisfactory to Administrative Agent, as Administrative Agent determines necessary to insure the priority of the Deed of Trust as a valid first lien on the Collateral. Borrower agrees to furnish to the Title Company such surveys and other documents and information as Administrative Agent or the Title Company may require for the Title Company to issue such endorsements.

6.3.9 Improvement Districts. Without obtaining the prior written consent of Administrative Agent which shall not be unreasonably withheld, Borrower shall not consent to, or vote in favor of, the inclusion of all or any part of the Collateral in any improvement district, “Mello Roos” district, community facilities district, special assessment district or similar district. Borrower shall give immediate notice to Administrative Agent of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include all or any part of the Collateral in an improvement, assessment or other district. Upon prior written notice to Borrower, Administrative Agent shall have the right to file a written objection to the inclusion of all or any part of the Collateral in an improvement, assessment or other district, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such district.

6.3.10 Appraisals. Administrative Agent shall have the right to order Appraisals of the Project and all other Collateral from time to time, including without limitation, if (i) Administrative Agent or any Bank is permitted to require an Appraisal to be ordered pursuant to this Agreement; (ii) in Administrative Agent’s or any Bank’s good faith opinion such Appraisal is required under applicable laws, rules and regulations or policies and practices of Administrative Agent and Banks with respect to loans secured by real estate; or (iii) in Administrative Agent’s or any Bank’s good faith opinion such Appraisal is justified based on changes in market conditions or the business or operation of Borrower; and the Banks shall in all events be entitled to direct Administrative Agent to order an Appraisal as requested by the Banks from time to time. Borrower agrees upon demand by Administrative Agent to pay to Administrative Agent the cost and expense incurred for such Appraisals and a fee prescribed by Administrative Agent for review of each Appraisal by Administrative Agent, provided, however, that so long as no Event of Default has occurred and is continuing, Administrative Agent agrees that Borrower shall not be required to pay for more than one Appraisal of the Project and other Collateral and associated review fee in each calendar year. Each Appraisal shall be addressed to the Administrative Agent and the Banks, and is subject to review and approval by Administrative Agent and Required Banks.

6.4 Information and Statements. Borrower shall furnish or cause to furnished to Administrative Agent:

6.4.1 Monthly Financial Statements.

(a) As soon as available and in any event within fifteen (15) days after the end of each month, (i) a statement in form and substance satisfactory to Administrative Agent, certified by the president, principal financial officer or other executive officer of Borrower or Borrower’s managing member, that Borrower is in compliance with all of the covenants, terms and conditions applicable to Borrower under or pursuant to the Loan Documents and any other Debt owing by Borrower to any Person, and disclosing any non-compliance therewith and describing the status of Borrower’s actions to correct such non-compliance, if applicable, and (ii) a sales report with respect to the Project reflecting lot sales, status of Purchase Contracts and such other information as Administrative Agent may require together with a break-down of the inventory of parcels within the Project available for sale.

(b) As soon as available and in any event within fifteen (15) days after the end of each month, copies of the balance sheet of Borrower as of the end of such month and statement of income and retained earnings and a statement of cash flow of Borrower for such month and for the portion of the fiscal year of Borrower then ending, all in reasonable detail, prepared in accordance with GAAP, and signed and certified as true and correct on behalf of Borrower by the principal financial officer of Borrower. All such balance sheets shall set forth in comparative form figures for the same period of the preceding fiscal year. All such income statements shall reflect current period and year-to-date figures, and all such statements of cash flow shall reflect year-to-date figures.

6.4.2 Fiscal Period Financial Statements.

(a) With respect to Lennar, as soon as available and in any event within sixty (60) days after the end of each quarterly period of Lennar, except the last period in each fiscal year of Lennar, copies of the balance sheet of Lennar as of the end of such fiscal period and statements of income and retained earnings and a statement of cash flow of Lennar for such fiscal period and for the portion of the fiscal year of Lennar ending with such fiscal period, all in reasonable detail, prepared in accordance with GAAP in the form filed by Lennar with the Securities Exchange Commission (or if Lennar no longer files financial reports with the Securities Exchange Commission, in such format as Administrative Agent may reasonably require) and certified as true and correct on behalf of Lennar by the chief financial officer of Lennar. All such balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements shall reflect current period and year-to-date figures, and all such statements of cash flow shall reflect year-to-date figures.

(b) With respect to Lyon, as soon as available and in any event within sixty (60) days after the end of each fiscal quarterly period of Lyon, except the last period in each fiscal year, copies of the balance sheet of Lyon as of the end of such fiscal period and statements of income and retained earnings and a statement of cash flow of Lyon for such fiscal period and for the portion of the fiscal year of Lyon, ending with such fiscal period, all in reasonable detail, prepared in accordance with GAAP in such format as Administrative Agent may reasonably require and certified as true and correct its behalf by its chief financial officer. All such balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements shall reflect current period and year-to-date figures, and all such statements of cash flow shall reflect year-to-date figures.

6.4.3 Annual Financial Statements.

(a) As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower, copies of the balance sheet of Borrower as of the end of such fiscal year and statements of income and retained earnings and a statement of cash flow of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with GAAP, audited by independent certified public accountants reasonably satisfactory to Administrative Agent and accompanied by an unqualified opinion of such auditors.

(b) With respect to Lennar, as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Lennar, copies of the consolidated balance sheet of Lennar as of the end of such fiscal year and consolidated statements of income and retained earnings and a consolidated statement of cash flow of Lennar for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Lennar, all in reasonable detail, prepared in accordance with GAAP, audited by independent certified public accountants reasonably satisfactory to Administrative Agent, accompanied by the unqualified opinion of such auditors, and in the form filed by Lennar with the Securities Exchange Commission (or if Lennar no longer files financial reports with the Securities Exchange Commission, in such format as Administrative Agent may reasonably require) and certified as true and correct on behalf of Lennar by the chief financial officer of Lennar.

(c) With respect to Lyon as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Lyon, copies of its consolidated balance sheet as of the end of such fiscal year, its consolidated statement of income and retained earnings, and its consolidated statements of cash flow for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of Lyon, all in reasonable detail, prepared in accordance with GAAP, in such format as Administrative Agent may reasonably require and certified as true and correct its behalf by its chief financial officer.

(d) With respect to TerraBrook, as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of TerraBrook, copies of its consolidated balance sheet as of the end of such fiscal year, its consolidated statement of income and retained earnings, and its consolidated statements of cash flow for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year of TerraBrook, all in reasonable detail, prepared in accordance with GAAP, in such format as Administrative Agent may reasonably require and certified as true and correct its behalf by its chief financial officer.

(e) Within sixty (60) days after the beginning of each fiscal year of Borrower, a twenty-four (24) month projection of cash flow and budget for Borrower, in reasonable detail, prepared in accordance with GAAP (on an accrual basis), and signed on behalf of Borrower by the chief financial officer of Borrower.

6.4.4 Business Plan. As soon as available and in any event within sixty (60) days after the end of each fiscal year of Borrower, an updated business plan of Borrower containing such information as Administrative Agent may request, including, without limitation, a status report with respect to the progress of construction, development and/or sale of the Project or any portion thereof.

6.4.5 Compliance Certificates. Together with each of the financial statements required pursuant to Sections 6.4.1, 6.4.2 and 6.4.3, a statement in form and substance reasonably satisfactory to Administrative Agent, certified by the president, principal financial officer, or other executive officer of the manager of the managing member of Borrower and of Lennar, and TerraBrook, as the case may be, that: (a) each financial statement delivered to Bank as required pursuant to Sections 6.4.1, 6.4.2 and 6.4.3, is in compliance with GAAP, including without limitation, Statement No. 121 of the Financial Accounting Standards Board, (b) Borrower is in compliance with all covenants, terms, and conditions applicable to Borrower under or pursuant to the Loan Documents (including, without limitation, Section 7.12, (c) Lennar and TerraBrook, as applicable, are in compliance with the financial covenants set forth in the Maintenance Guaranty signed by such Loan Party, and (d) disclosing any other Debt owing by Borrower to any Person, disclosing any noncompliance therewith and describing the status of Borrower’s actions to correct such noncompliance, if applicable.

6.4.6 Borrowing Certificate. On the date hereof and by the fifteenth (15th) day of each Calendar Month thereafter, a Borrowing Certificate reflecting (a) the actual cost of the Improvements incurred by Borrower, both on a cumulative basis and for the immediately preceding Calendar Month, and (b) a balance sheet setting forth Borrower’s assets, including the Net Book Value of the Project, and Borrower’s liabilities as of the last day of the immediately preceding Calendar Month. Each Borrowing Certificate shall contain a statement that Borrower’s determination of Net Book Value is in accordance with GAAP, including without limitation, Statement No. 121 of the Financial Accounting Standards Board. Such Borrowing Certificate and certificate shall be certified as true and correct by the principal financial officer of Borrower.

6.4.7 Other Items and Information. Such other information concerning Borrower, the Project, and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower as Administrative Agent reasonably requests from time to time. In this regard, promptly upon request of Administrative Agent, Borrower shall deliver to Administrative Agent counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances, and other agreements, documents, and instruments of any nature relating to the Project or under which Borrower claims title to any materials or supplies used or to be used in the Project. Also, in this regard, promptly upon request of Administrative Agent, Borrower shall deliver to Administrative Agent a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers performing work or services or providing materials or supplies for the Project.

6.5 Law; Judgments; Material Agreements; Approvals and Permits. Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower, the Project, or the other assets, business, operations, or property of Borrower. Borrower shall comply with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower, the Project, or any of the other assets or property of Borrower are bound or affected. Borrower shall not cancel or terminate any such agreements, documents or instruments if to do so could result in a Material Adverse Change. Borrower shall comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower shall obtain and maintain in effect from time to time all Approvals and Permits required for the development and marketing of the Project and the business activities and operations then being conducted by Borrower.

6.6 Taxes and Other Debt. Borrower shall pay and discharge (a) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it; (b) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets or property, unless Borrower is contesting the same in good faith and through appropriate proceedings; and (c) all its other Debt, when due.

6.7 Assets and Property. Borrower shall maintain, keep, and preserve all of its assets and property (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted. Borrower shall promptly obtain and maintain, from time to time at its own expense, all Approvals and Permits as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

6.8 Insurance. Borrower shall obtain and maintain the following insurance and pay all premiums related thereto as and when they become due:

6.8.1 Property. To the extent of any Improvements, insurance of the Project against damage or loss by fire, lightning, and other perils, on an all-risks basis, such coverage to be in an amount not less than the full insurable value of the Improvements on a replacement cost basis. Such policy will be written on an all-risks basis, with no coinsurance requirement, and will contain a provision granting the insured permission to complete and/or occupy the Project.

6.8.2 Liability. Commercial general liability insurance protecting Borrower, Administrative Agent and the Banks against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than $1,000,000 per occurrence. Also, “umbrella” excess liability insurance in an amount not less than $20,000,000 or such greater amount as Administrative Agent may reasonably require. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. Borrower shall also obtain and maintain business motor vehicle liability insurance protecting Borrower, Administrative Agent and the Banks against loss or losses from liability relating to motor vehicles owned, non-owned, or hired and used by Borrower or its agents and employees, with a limit of liability of not less than $1,000,000 (combined single limit for personal injury (including bodily injury and death) and property damage).

6.8.3 Flood. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Project under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived with respect to portions of the Project upon presentation of evidence satisfactory to Administrative Agent that such no portion of the Project in question or will be located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

6.8.4 Workers Compensation. Workers compensation insurance disability benefits insurance and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of employees of Borrower.

6.8.5 Contractors. During the construction of the Improvements, any and all contractors and subcontractors will be required to carry liability insurance of the type and providing the minimum limits set forth below:

(a) Workers Compensation. Workers compensation insurance, disability benefits insurance and each other form of insurance which such contractor is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the contractor who are located on or assigned to the construction of the Improvements.

(b) Liability. Comprehensive general liability insurance coverage for:

Property and Operations

Products and Completed Operations

Contractual Liability

Personal Injury Liability

Broad Form Property Damage (including completed operations)

Explosion Hazard

Collapse Hazard

Underground Property Damage Hazard

Such policy will have a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage).

6.8.6 Additional Insurance. Such other policies of insurance as Administrative Agent may reasonably request in writing.

All policies for required insurance will be in form and substance satisfactory to Administrative Agent in its absolute and sole discretion. All required insurance will be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and reasonably approved by Administrative Agent. Deductibles under insurance policies required pursuant to this Section 6.8 will not exceed the amounts approved from time to time by Administrative Agent. Such companies must be authorized to write such insurance in the states in which the Collateral is located. Each company will be rated “A” or better by A.M. Best Co., in Bests’ Key Guide, or such other rating acceptable to Administrative Agent in Administrative Agent’s absolute and sole discretion. All property policies evidencing required insurance will name Administrative Agent on behalf of the Banks, as first mortgagee and loss payee. All liability policies evidencing required insurance will name Administrative Agent and the Banks as additional insured. The policies will not be cancelable as to the interests of Administrative Agent due to the acts of Borrower. The policies will provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to be given to Administrative Agent. A certified copy of each insurance policy or, if acceptable to Administrative Agent in its absolute and sole discretion, certificates of insurance evidencing that such insurance is in full force and effect, will be delivered to Administrative Agent, together with proof of the payment of the premiums thereof. Prior to the expiration of each such policy, Borrower shall furnish Administrative Agent evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Administrative Agent in its absolute and sole discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this Section 6.8.

6.9 ERISA. Borrower shall fund each Defined Benefit Plan and Defined Contribution Plan (as such terms are defined in ERISA) so that there is never an Accumulated Funding Deficiency (as defined in Section 412 of the Internal Revenue Code of 1986, as amended).

6.10 Commencement and Completion. Borrower shall cause construction of the Improvements to be prosecuted and completed in good faith, with due diligence, and without delay, subject to acts of God, labor strikes and other force majeure events beyond the reasonable control of Borrower. All Improvements shall be completed in compliance with the time periods specified in projections and business plans provided to Administrative Agent, subject to acts of God, labor strikes and other force majeure events beyond the reasonable control of Borrower. If and when requested by Administrative Agent from time to time, Borrower shall deliver to Administrative Agent copies of all plans and specifications for the Improvements. Upon demand by Administrative Agent, Borrower shall correct any defect in the Improvements or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Administrative Agent, the applicable plans and specifications. Borrower understands and agrees that the inspection of the Improvements on behalf of Administrative Agent, the review by Administrative Agent or others acting on behalf of Administrative Agent of Draw Requests and related documents and information, the making of Advances by Administrative Agent, and any other actions by Administrative Agent will be for the sole benefit of Administrative Agent and Banks and will not be a waiver of the right to require compliance with this Section 6.10. Borrower shall not make changes to the plans and specifications for the Improvements that would result in any material reduction in the value of the Improvements or the Market Value of the Project, without the consent of Administrative Agent.

6.11 Rights of Inspection; Agency.

6.11.1 Generally. Administrative Agent and its respective agents, employees, and representatives will have the right at any time and from time to time to enter upon the Collateral in order to inspect the Collateral and all aspects thereof. All inspections by Administrative Agent are for the sole purpose of protecting the security of Administrative Agent and are not to be construed as a representation by Administrative Agent that there has been compliance with applicable plans and specifications, the applicable Requirements, or that the Project is free of defects in materials or workmanship. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection. Based on such inspections, Administrative Agent may adjust any calculations pursuant to this Agreement.

6.11.2 Inspector(s). Without limiting the rights of Administrative Agent pursuant to Section 6.11.1, Administrative Agent may employ outside inspectors to perform some or all of the inspections described in Section 6.11.1 and may also elect to have Administrative Agent’s own employees perform some or all of such inspection duties and review the reports of outside inspectors.

6.12 Verification of Costs. Administrative Agent will have the right at any time and from time to time to review and verify all Hard Costs and Soft Costs incurred by Borrower. Based on its review and verification of Hard Costs and Soft Costs, Administrative Agent will have the right to reduce the applicable values as they relate to the Available Commitment.

6.13 Use of Proceeds. Borrower shall use proceeds of Advances only for the purposes described in Section 2.3.3.

6.14 Costs and Expenses of Borrower’s Performance of Covenants and Satisfaction of Conditions. Borrower shall perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

6.15 Notification. Borrower shall promptly disclose to Administrative Agent the occurrence of (a) any default by Borrower under or pursuant to the terms and conditions of any Debt owed by Borrower to any Person, whether now existing or hereafter arising; (b) any default by Borrower under or pursuant to the terms and conditions of any lease or similar agreement of Borrower with aggregate unpaid rental obligations in excess of $200,000; (c) the occurrence of any event or other circumstance of which Borrower has knowledge and that with the giving of notice or the passage of time would constitute a default referred to in clause (a) or clause (b) above; (d) any Material Adverse Change; (e) any change in the Requirements of any Governmental Authority of which Borrower has knowledge that would materially and adversely affect Borrower’s ability to develop the Project; (f) any action or proceeding which is instituted by or against any Loan Party in any Federal or state court or before any Governmental Authority, Federal, State or local, foreign or domestic, or any such actions or proceedings are threatened against any Loan Party which, if adversely determined, could cause a Material Adverse Change; and (g) the occurrence of any Event of Default or Unmatured Event of Default.

6.16 Financial Covenants. At all times, Borrower Debt shall not exceed the amount of Borrower Debt permitted by the application of the Maximum Borrower Debt to Value Ratio as such ratio is calculated pursuant to Section 2.2.2. In the event Borrower fails to comply with this Section 6.16 within ten (10) Business Days after notice from Administrative Agent, Borrower shall make a payment with respect to the Obligations sufficient to reduce the outstanding principal amount of the Loan to an amount at which Borrower is in compliance with this Section 6.16 and Borrower shall not thereafter request Advances that would cause such ratio not to be met unless and until Administrative Agent so agrees in its sole and absolute discretion.

6.17 Books and Records; Names; Place of Business and Chief Executive Office. Borrower shall give Administrative Agent thirty (30) days prior written notice of any change in the location of its books and records or its sole place of business or chief executive office.

6.18 Proceeds of Purchase Contracts.

6.18.1 Generally. From and after the occurrence and during the continuation of an Event of Default or Unmatured Event of Default, all payments of Net Sales Proceeds under Purchase Contracts and all other amounts arising from or in connection with any sale, or option for sale, of any portion of the Project shall be paid directly to Administrative Agent.

6.18.2 Application of Payments. All payments required to be paid to Administrative Agent pursuant to Section 6.18.1 may be applied by Administrative Agent to the payment of the Obligations in such order as Administrative Agent may determine in its sole and absolute discretion.

6.18.3 Payments to Administrative Agent. To the extent required pursuant to Section 6.18.1, Borrower shall take any and all action and give all notices necessary to cause such payments to be made directly to Administrative Agent. In such event, to the extent that Net Sales Proceeds from any Purchase Contract are held by an escrow agent or other person, Borrower shall take all action necessary to cause such Net Sales Proceeds to be paid directly to Administrative Agent. If Borrower collects or receives any amounts payable to Administrative Agent pursuant to this Section 6.18, Borrower shall forthwith, upon receipt, transmit and deliver to Administrative Agent in the form received all cash, checks, drafts, chattel paper, and other instruments or writings for the payment of money (endorsed, where required, so that such items may be collected by Administrative Agent). Any such proceeds which may be so received by Borrower will not be commingled with any other of Borrower’s funds or property, but will be held separate and apart from Borrower’s own funds or property and upon express trust for Administrative Agent until delivery is made to Administrative Agent.

6.19 Managing Member. The current managing member of Borrower may not be replaced as managing member of Borrower by any other Person without the written consent of Administrative Agent, which shall not be unreasonably withheld; provided, however, any of the members of Borrower as of the date of this Agreement or any of Lennar, Lyon or TerraBrook may act as managing member of Borrower without the prior written consent of Administrative Agent.

6.20 Property Manager. A property manager satisfactory to Administrative Agent shall at all times manage the construction, development and operation of the Project pursuant to a property management agreement between Borrower and such property manager. Any such property management agreement shall provide that it may be terminated by either party upon not more than thirty (30) days’ prior written notice. For purposes of this Section 6.20, it is understood and agreed that Lennar, Lennar Homes, Lyon, and TerraBrook, and any Affiliate of Lennar, Lyon, or TerraBrook, are each a approved property manager satisfactory to Administrative Agent.

6.21 Post-Closing Matters.

6.21.1 Borrower shall deliver to Administrative Agent and all Banks a copy of the remediation plan prepared with respect to the Project within two (2) Business Days of Borrower’s receipt of such plan.

6.21.2 Upon its execution, Borrower shall deliver to Administrative Agent and all Banks a copy of the remediation contract entered into between Borrower and CH2M Hill with respect to the Project.

6.21.3 Borrower shall not enter into any material documents or agreements relating to the creation or formation of any communities facilities districts or assessment districts established with respect to all or any portion of the Project without the prior written approval of Administrative Agent, which approval shall not be unreasonably withheld or delayed. Borrower shall promptly deliver to Administrative Agent and all Banks copies any such material documents or agreements for review in connection with any request for such approval of Administrative Agent.

6.21.4 Borrower shall deliver to Administrative Agent and Banks a copy of the demolition plan relating to the demolition of such Improvements within two (2) Business Days after Borrower’s receipt of such plan, which plan shall specify the proposed treatment of any Hazardous Substances (as defined in the Environmental Indemnity) located in or about such Improvements .

6.21.5 Within thirty (30) days after the date hereof, Borrower shall deliver to Administrative Agent (a) a confirmation of the Indymac Letter of Credit by a financial institution acceptable to all Banks in their sole discretion, or (b) a substitute letter of credit in favor of Administrative Agent in form and substance and issued by a financial institution acceptable to all Banks in their sole discretion in replacement of the Indymac Letter of Credit. It is acknowledged and agreed by Administrative Agent and all Banks that a confirmation of the Indymac Letter of Credit or the issuance of a substitute letter of credit in favor of Administrative Agent in place of the Indymac Letter of Credit, in each case satisfactory in form and substance to Administrative Agent and all Banks, by Fidelity Guaranty and Acceptance Corp. shall be satisfactory to Administrative Agent and all Banks so long as Fidelity Guaranty and Acceptance Corp.’s obligations with respect to such confirmation or substitute letter of credit are guaranteed by Lennar pursuant to the Sales Contract Guaranty.

6.21.6 Within thirty (30) days after the date hereof, Borrower shall deliver to Administrative Agent (a) a confirmation of the California National Bank Letter of Credit by a financial institution acceptable to all Banks in their sole discretion, or (b) a substitute letter of credit in favor of Administrative Agent in form and substance and issued by a financial institution acceptable to all Banks in their sole discretion in replacement of the California National Bank Letter of Credit. It is acknowledged and agreed by Administrative Agent and all Banks that a confirmation of the California National Bank Letter of Credit or the issuance of a substitute letter of credit in favor of Administrative Agent in place of the California National Bank Letter of Credit, in each case satisfactory in form and substance to Administrative Agent and all Banks, by Fidelity Guaranty and Acceptance Corp. shall be satisfactory to Administrative Agent and all Banks so long as Fidelity Guaranty and Acceptance Corp.’s obligations with respect to such confirmation or substitute letter of credit are guaranteed by Lennar pursuant to the Sales Contract Guaranty.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full, the Obligations are paid and performed in full, Borrower agrees that:

7.1 Limited Liability Company Restrictions. Borrower will not issue any limited liability company interest in Borrower or grant any option, right-of-first-refusal, warrant, or other right to purchase any limited liability interest in Borrower. Borrower will not be dissolved or liquidated. Borrower will not amend, modify, restate, supplement, or terminate its operating or limited liability company agreement without the consent of Administrative Agent, not to be unreasonably withheld; provided, however, that Borrower shall be permitted to make non-material amendments to its operating or limited liability company agreement without consent. Borrower will not consolidate or merge with any corporation, any limited partnership, any other limited liability company, or any other Person.

7.2 Name, Fiscal Year, Accounting Method, and Lines of Business. Borrower will not change its name, fiscal year, or method of accounting. Borrower will not directly or indirectly engage in any business other than the lines of business in which Borrower is engaged on the date of this Agreement, discontinue any existing lines of business that are material to the business or operations of Borrower, or substantially alter its method of doing business.

7.3 Change in Ownership. Neither Borrower nor any Loan Party will suffer to occur or exist, whether occurring voluntarily or involuntarily, nor shall there be, any change in, or Lien or Encumbrance with respect to the current legal or beneficial ownership of Borrower, other than (a) transfers of the membership interests in Borrower to one or more of the members of Borrower as of the date of this agreement, (b) transfers of direct or indirect membership interests in Borrower by TerraBrook or any Affiliate of TerraBrook to another Affiliate of TerraBrook, or (c) transfers of all or a portion of any direct or indirect membership interests in Borrower held by TerraBrook, provided that (i) the transferee shall be approved by Administrative Agent, which approval shall not be unreasonably withheld and shall be granted if the creditworthiness of the transferee, as reasonably determined by Administrative Agent, is substantially comparable to the creditworthiness of TerraBrook, and (ii) in no event shall any such transfer diminish or extinguish the obligations of TerraBrook under the Maintenance Agreement delivered by TerraBrook.

7.4 Loans. Borrower will not directly or indirectly (a) make any loan or advance to any other Person other than advances made in the ordinary course of constructing the infrastructure for the Project to Persons engaged in such construction, (b) purchase or otherwise acquire any capital stock or any securities of any other Person, any limited liability company interest or partnership interest in any other person, or any warrants or other options or rights to acquire any capital stock or securities of any other person or any limited liability company interest or partnership interest in any other Person, (c) make any capital contribution to any other Person, (d) otherwise invest in or acquire any interest in any other Person or establish any subsidiaries, (e) guarantee or otherwise become obligated in respect of any indebtedness of any other Person, or (f) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person.

7.5 Liens and Encumbrances. Except for (a) Permitted Exceptions, (b) Liens and Encumbrances securing Debt of Borrower pursuant to this Agreement, and (c) involuntary Liens and Encumbrances being contested in good faith and through appropriate proceedings, and otherwise in accordance with the applicable conditions of the Loan Documents, Borrower shall not grant or suffer to exist any Lien or Encumbrance upon any assets or Property of Borrower. Borrower shall not convey, sell, lease, transfer or otherwise dispose of to any Person, in one transaction or a series of transactions, any material portion of Borrower’s business or property; provided, however, that the foregoing shall not prohibit sales of portions of the Project in the ordinary course of business and as contemplated in this Agreement and with respect to which all of the terms and conditions of this Agreement have been satisfied.

7.6 Debt. Borrower shall not assume, create, incur, or permit to exist any Debt, except (a) the Obligations and (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable. Borrower shall not assume, create, incur, or permit to exist any contingent liabilities, including, without limitation, contingent reimbursement obligations under letters of credit; provided, however, that Borrower may incur and permit to exist Debt in connection with (i) contingent reimbursement obligations under letters of credit so long as such letters of credit are fully secured by cash or cash equivalents to the issuing bank(s) under such letters of credit, and (ii) contingent liabilities resulting from the issuance of payment and performance bonds related to construction of the Improvements.

7.7 Purchase Contracts. Other than the Sales Contract, Borrower shall not enter into any agreement, including without limitation, any Purchase Contract, for the sale of any portion of the Project without the prior written consent of Administrative Agent, in the sole and absolute discretion of Administrative Agent.

7.8 Acquisition of Assets. Borrower shall not acquire by purchase, lease or otherwise (a) any real property other than the Project, or (b) all or substantially all the assets of any other person, if to do so would materially affect its business or operations.

7.9 Distributions. Borrower shall not make, declare or permit any Distribution at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing or if any Distribution would cause or contribute to an Event of Default or Unmatured Event of Default, including, without limitation, any failure to comply with the financial covenants set forth in Section 6.16. In addition, if Borrower is required to make any payments of principal pursuant to this Agreement, no Distributions shall be made until such principal payment has been made.

7.10 Lines of Business. Borrower will not engage in any line or lines of business activities other than the business of developing the Project and Borrower will not cease to engage in the development of the Project.

7.11 Investments. Except for Permitted Investments, Borrower will not make or permit any direct or indirect Investment in any Person (including, without limitation, forming or acquiring any other Person) without the prior written approval of Administrative Agent in its sole and absolute discretion, which approval may be conditioned on, among other things, amendments to this Agreement and the other Loan Documents, the pledge of capital stock (or other ownership interest) in any such other Person as security for the Obligations, the execution of such payment and performance guaranties, joinder agreements and security instruments as Administrative Agent may require in its sole and absolute discretion. As used herein, “Permitted Investments” means (a) any Investment in direct obligations of United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, provided that such obligations mature within ninety (90) days after the date of acquisition thereof; (b) Investments in commercial paper rated in the highest rate by two or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof; (c) Investments in time deposits with and certificates of deposits and bankers acceptances issued by Administrative Agent or any United States bank having capital surplus and undivided profits aggregating at least $10,000,000; (d) Investments in the Project and (e) other permitted Investments pursuant to an investment policy of Borrower approved by Administrative Agent.

7.12 Transactions With Affiliates. Other than the Sales Contract and the property management agreement with Lennar Homes, Borrower will not enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its Affiliates, including, without limitation, any management contract, unless such transaction is on terms that are no less favorable to Borrower than those that could have been obtained in a comparable transaction on an arms’ length basis from a Person that is not an Affiliate.

8. EVENTS OF DEFAULT AND REMEDIES.

8.1 Events of Default. The occurrence of any of the following shall be an Event of Default:

8.1.1 Monetary Default. (a) Failure by Borrower to make any payment of interest when due and the continuation of such failure for ten (10) days after the due date; (b) failure of Borrower to make any payment within the time periods set forth in Section 2.1.4; (c) failure by Borrower to make any payment within the time period set forth in Section 6.16 or failure by any party to the Maintenance Agreement to make a payment pursuant to the Maintenance Agreement within the time period set forth therein (without any other cure or grace period); (d) failure of Borrower to make any other payment of principal when due (and the expiration of any applicable grace period) including on the Maturity Date; (e) failure by Borrower or any other Loan Party to pay any other amount payable pursuant to any of the Loan Documents within the time period specified in the Loan Documents or, if no time period is specified, within ten (10) days after demand by Administrative Agent, or (f) failure of Borrower to pay when due any other indebtedness of Borrower to Administrative Agent or any of the Banks and the continuation of such failure for ten (10) days after the due date.

8.1.2 Nonmonetary Default. Failure by any Loan Party to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to such Loan Party, in any of the Loan Documents excluding breaches of any of the provisions of Article 7 (which shall be governed by Section 8.1.3) and breaches of the financial covenants in Section 6.16 (which shall be governed by Section 8.1.4) and not otherwise constituting an Event of Default and the continuation of such failure for thirty (30) days after notice thereof from Administrative Agent; provided, however, if such failure is not reasonably curable within thirty (30) days after notice thereof from Administrative Agent, then such failure shall not constitute an Event of Default so long as (a) Borrower immediately commences to cure such failure; (b) Borrower thereafter continues to cure such failure with due diligence at all times; and (c) Borrower completes the cure of such failure in not more than a total of one hundred twenty (120) days after the giving of such notice from Administrative Agent.

8.1.3 Negative Covenant Breach. The breach by any Loan Party of the obligations set forth in Article 7.

8.1.4 Failure to Maintain Financial Covenants. Failure of any Loan Party to maintain the financial covenant requirements of Section 6.16.

8.1.5 Misleading, Incomplete or Incorrect Representations and Warranties. Any representation or warranty made by any Loan Party in any of the Loan Documents or otherwise or any information delivered by any Loan Party to Administrative Agent in obtaining or hereafter pursuant to the Loan Documents is materially incomplete, incorrect, or misleading as of the date made or delivered.

8.1.6 Material Adverse Change. Administrative Agent believes in good faith that a Material Adverse Change has occurred after the date of the financial statements and other information provided by Borrower, Lennar or TerraBrook.

8.1.7 Insolvency. Any Loan Party (a) is unable or admits in writing such Loan Party’s inability to pay such Loan Party’s monetary obligations as they become due, (b) makes a general assignment for the benefit of creditors, or (c) applies for, consents to, or acquiesces in, appointment of a trustee, receiver, or other custodian for such Loan Party or any or all of the property of such Loan Party, or in the absence of such application, consent, or acquiescence by such Loan Party a trustee, receiver, or other custodian is appointed for such Loan Party or any or all of the property of such Loan Party.

8.1.8 Bankruptcy. Commencement of any case under the Bankruptcy Code (Title 11 of the United States Code) or commencement of any other bankruptcy, arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against any Loan Party; provided, however, with respect to any involuntary proceeding not initiated by any Person which is an Affiliate of such Loan Party, such commencement will not be an Event of Default so long as such Loan Party is in good faith contesting such involuntary proceeding, and such proceeding is dismissed within sixty (60) days after the commencement thereof.

8.1.9 Dissolution, etc. The death, incompetence, dissolution, or liquidation of any Loan Party; the consolidation or merger of Borrower with any other Person; or the taking of any action by any Loan Party toward a dissolution or liquidation.

8.1.10 Loan Documents or Collateral Challenged. Any Loan Party or any other person on behalf of any Loan Party claims that any Loan Document is not legal, valid, binding, and enforceable against any Loan Party, that any lien, security interest, or other encumbrance securing any of the obligations under the Loan Documents is not legal, valid, binding, and enforceable, or that the priority of any lien, security interest, or other encumbrance securing any of the obligations in the Loan Documents is different than the priority represented and warranted in the Loan Documents.

8.1.11 Other Loan Defaults. The occurrence of any condition or event that is a default or is designated as a default, an event of default, or an Event of Default in any other Loan Document.

8.1.12 Other Contractual Defaults. The occurrence of any condition or event that is a default or is designated as a default, an event or default of an Event of Default, and the expiration of applicable cure and grace periods, in any agreement, document, or instrument relating to any of Debt of Borrower to any other Person to the extent that such Debt, when aggregated with all other Debt of Borrower with respect to which such a default, event of default or Event of Default has occurred, is in a principal amount of more than $500,000.

8.1.13 Lapse of Insurance. Any of the insurance coverages required pursuant to Section 6.8 lapse or expire without being replaced by other insurance policies that comply with such Section 6.8 prior to such lapse or expiration.

8.1.14 Adverse Judgment or Order. Any judgment or order for the payment of money in excess of $100,000 with respect to Borrower, or $2,000,000 with respect to any Guarantor, which is not fully covered by insurance for which there is no reservation of rights is rendered against Borrower or any Guarantor and either (a) enforcement proceedings are commenced by any creditor upon such judgment or order and not stayed within the earlier of thirty (30) days from the commencement of such proceedings or five (5) days prior to any sale as a result of such enforcement proceedings, or (b) such judgment or order is not vacated, stayed, satisfied, discharged or bonded pending appeal within thirty (30) days from the entry thereof.

8.1.15 Failure to Pay Obligations.

(a) Failure of Borrower to pay when due (after any applicable grace period and after any applicable notice from the holder thereof) any Debt (including, without limitation, Debt to Administrative Agent or any Bank) equal to or exceeding $500,000 (in the aggregate); or

(b) Any other event shall occur or condition exist (after any applicable grace period and after notice from the holder thereof), that constitutes a “default” or “event of default” under Debt of the type described in Section 8.1.15(a) which causes the holders of such Debt to declare the occurrence of an event of default; or

(c) Any Debt of Borrower equal to or exceeding $500,000 (in the aggregate) (including, without limitation, Debt to Administrative Agent or any Bank) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (after any applicable grace period and after notice from the holder thereof).

8.1.16 Sales Contract. Borrower shall fail to pay or perform any of its obligations under the Sales Contract, after giving effect to any applicable notice provisions and/or grace periods.

8.1.17 Sales Contract Letters of Credit. Prior to any drawing by Administrative Agent of the full stated amount thereof, any Sales Contract Letter of Credit shall be terminated, rescinded or canceled or for any reason shall cease to be and remain in full force and effect or shall not be renewed or replaced with a substitute letter of credit reasonably acceptable to Administrative Agent within thirty (30) days of its stated expiration date.

8.1.18 Replacement Letters of Credit. The breach by Borrower of the obligations set forth in Section 6.21.5 or Section 6.21.6.

8.1.19 Foreclosure. Filing of any foreclosure proceeding, giving notice of a trustee’s sale, or any other action by any Person, to realize upon any of the assets of Borrower under any Lien or Encumbrance on any or all of the assets of Borrower.

8.2 Rights and Remedies of Administrative Agent. Upon the occurrence of an Event of Default Administrative Agent may, at its option, in its absolute and sole discretion, and without demand or notice do the following:

8.2.1 Termination of Commitments. The Administrative Agent may declare any commitment of the Administrative Agent and Banks to make Advances to be suspended or terminated, whereupon any obligation to make further Advances will immediately be suspended or terminated.

8.2.2 Acceleration. Administrative Agent may declare any or all of the Obligations to be immediately due and payable in full, whereupon all of the principal, interest and other Obligations will forthwith become due and payable in full without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

8.2.3 Delivery of Contracts, Etc. Borrower will, upon request of Administrative Agent, deliver to Administrative Agent all surveys, plans and specifications, building permits, construction contracts and subcontracts, plats and other maps, lien releases, subdivision reports, annexation documents, declarant’s rights, marketing material and other documents, permits, licenses and contracts which are necessary to complete construction and marketing of the Project, and Borrower will, on request of Administrative Agent, assign to Administrative Agent such of Borrower’s rights thereunder as Administrative Agent may request.

8.2.4 Enforcement of Rights. Administrative Agent may enforce any and all rights and remedies under the Loan Documents, the Deed of Trust and all other documents delivered in connection therewith and against any or all Collateral and may pursue all rights and remedies available at law or in equity.

8.2.5 Collateral. Administrative Agent may, at its option, without notice to Borrower or any subsidiary of Borrower or without regard to the adequacy of the Collateral for the payment of the Obligations, appoint one or more receivers of the Collateral, and Borrower hereby irrevocably consents to such appointment, with such receivers having all the usual powers and duties of receivers in similar cases, including the full power to maintain, sell, dispose and otherwise operate the Collateral upon such terms that may be approved by a court of competent jurisdiction.

8.2.6 Collateral Protection. Administrative Agent may at any time, but will not be obligated to, make advances to pay taxes, assessments, insurance premiums and otherwise protect the Collateral (“Protective Advances”) which will be deemed to be Advances hereunder. In addition, Administrative Agent may take all action necessary to complete the construction of any Improvements and expend all sums necessary therefor. Administrative Agent may, but will not be obligated to, make Advances from time to time to pay all costs and expenses of such completion. All amounts so advanced will be immediately due and payable and will be added to the outstanding principal amount of all Advances.

8.2.7 Sales Contract Letters of Credit. Administrative Agent shall, upon the occurrence of any Event of Default described in Section 8.1.16, and may, upon the occurrence of any other Event of Default, draw upon the Sales Contract Letters of Credit in the stated amount thereof. Any amounts received by Administrative Agent shall be applied to the Obligations in accordance with Section 6.18.2.

Delay, discontinuance, or failure to exercise any right or remedy of Administrative Agent shall not be a waiver thereof, or of any other right or remedy of Administrative Agent, or of the time of the essence provision. Exercise of any right or remedy of Administrative Agent shall not cure or waive any Event of Default or invalidate any act done in response to any Event of Default.

8.3 Secured by Collateral and Deed of Trust. All Protective Advances, all other advances by Administrative Agent, and all other charges, costs and expenses, including reasonable attorneys’ fees, incurred or paid by Administrative Agent in exercising any right, power or remedy conferred by this Agreement, the Deed of Trust or any other Loan Document, or in the enforcement hereof, or in the protection of the assets or completion of any Improvements Projects are hereby an obligation of Borrower and to be paid by Borrower, together with interest thereon at the Variable Rate, prior to the occurrence of an Event of Default or Unmatured Event of Default, and at the Default Rate thereafter, from the date advanced, paid or incurred until repaid by Borrower. All Protective Advances and all such other amounts so advanced, incurred or paid will be secured by the Deed of Trust and the Collateral. Any Protective Advance will only occur through Administrative Agent or at Administrative Agent’s direction and will not be funded directly to Borrower or any of its Affiliates.

8.4 Rights of Banks. Subject to the provisions of the Agency/Intercreditor Agreement each Bank shall be entitled to its Pro Rata Interest in proceeds received by Administrative Agent upon the exercise of rights and remedies after an Event of Default.

9. ADMINISTRATIVE AGENT; BANKS.

9.1 CBT as Agent and Bank. As of the date of this Agreement, CBT is Administrative Agent and is a Bank. Subject to Section 9.6, any Bank may, from time to time, assign portions of its interest in the Obligations and the Commitment and grant participations therein. CBT and the other Banks have entered into the Agency/Intercreditor Agreement and may hereafter amend, modify, renew, cancel or restate the Agency/Intercreditor Agreement. Except as provided herein, the terms and conditions of the Agency/Intercreditor Agreement shall be as agreed between CBT and the other Banks, without any obligation to disclose the terms or conditions of such agreements to Borrower. It is acknowledged and agreed that the Agency/Intercreditor Agreement is an agreement between CBT and the other Banks, Borrower is not a party to the Agency/Intercreditor Agreement, and Borrower is not bound by the terms and provisions thereof. Notwithstanding the foregoing, Administrative Agent and each Bank are and shall remain bound by the Agency/Intercreditor Agreement in accordance with its terms.

9.2 Appointment. Pursuant to the Agency/Intercreditor Agreement, CBT has been appointed Administrative Agent. Administrative Agent will carry out its duties to the Banks in accordance with the applicable terms of the Agency/Intercreditor Agreement and the terms and conditions contained herein and in the other Loan Documents. As among Administrative Agent and the Banks, the provisions of the Agency/Intercreditor Agreement shall control over any conflicting provisions of this Agreement or any other Loan Document.

9.3 Ownership and Possession of Loan Documents. Each of the Banks will own an undivided interest in the Obligations and the Loan Documents equal to its Pro Rata Interest. Administrative Agent will hold in its possession, as agent, at its Funding Office, or at such other location as Administrative Agent designates in writing to the Banks, the Loan Documents for the pro rata benefit of itself as one of the Banks and each of the other Banks; provided that each Bank will receive and hold an original Note in its favor in the amount of its Commitment. Administrative Agent will keep and maintain complete and accurate files and records of all matters pertaining to the Obligations. Upon reasonable prior notice to Administrative Agent by the Banks, the files and records will be made available to the Banks and their representatives and agents for inspection and copying during normal business hours.

9.4 SEVERAL AND NOT JOINT NATURE OF OBLIGATIONS. ANY OTHER PROVISION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE AGENCY/INTERCREDITOR AGREEMENT TO THE CONTRARY NOTWITHSTANDING, BORROWER ACKNOWLEDGES AND AGREES THAT ALL OBLIGATIONS OF THE BANKS PURSUANT TO THE LOAN DOCUMENTS WILL BE SEVERAL AND NOT JOINT. IN THE EVENT ANY BANK BREACHES ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, BORROWER MAY ENFORCE ITS RIGHTS ONLY AGAINST THE BANK OR BANKS CAUSING SUCH BREACH, AND BORROWER SHALL HAVE NO RIGHTS AGAINST ADMINISTRATIVE AGENT OR ANY OF THE OTHER BANKS. TO THE EXTENT THAT BORROWER IS ENTITLED TO DAMAGES FROM ANY SUCH BREACHING BANK OR BANKS, THE PORTION OF SUCH DAMAGES (IF ANY) REPRESENTING UNEARNED FEES IN CONNECTION WITH THIS AGREEMENT, SHALL ONLY RELATE TO THE PORTION OF SUCH FEES ACTUALLY PAID TO THE BREACHING BANK OR BANKS. IN NO EVENT SHALL ANY BANK BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH A BREACH OF ITS OBLIGATIONS PURSUANT TO THE LOAN DOCUMENTS NOR SHALL ANY BANK BE LIABLE FOR ANY DAMAGES RESULTING FROM THE BREACH OF ANY OTHER BANK.

9.5 Administration. Administrative Agent will administer this Agreement and the other Loan Documents and service the Obligations, and the Banks will fund the Advances, in accordance with the terms and conditions of the Agency/Intercreditor Agreement and the Loan Documents. Administrative Agent will have no duties or responsibilities except those expressly set forth in this Agreement, the Loan Documents and the Agency/Intercreditor Agreement.

9.6 Assignments and Participations. At any time either concurrently with or subsequent to the execution and delivery of this Agreement by the Banks, to the extent permitted by the Agency/Intercreditor Agreement, each Bank may assign to one or more banks or other financial institutions (each, an “Assignee”) portions of its rights and obligations as a Bank under this Agreement and the Loan; provided, however, that (i) each such assignment shall be of a constant, not a varying, percentage of all rights and obligations under this Agreement and the Loan, (ii) each portion of rights and obligations assigned shall not be less than $10,000,000; (iii) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance such assignment documents as Administrative Agent may require, (iv) an assignment fee of $3,500 is paid by Assignee to Administrative Agent; and (v) so long as no Event of Default has occurred and is continuing, such assignment by a Bank shall be subject to

Borrower’s approval which shall not be unreasonably withheld or delayed. If any such approval is not withheld in writing with a statement of the reasons therefor within ten (10) days after a Bank gives notice of such Bank’s desire to make such an assignment, such approval shall be deemed given. Any disapproval of an assignment by Borrower shall also include any recommendations of Borrower regarding acceptable assignees. Upon such assignment, the Assignee shall be a Bank to the extent of the Assignee’s applicable Pro Rata Interest, and, to the extent that rights and obligations under this Agreement and the Loan have been assigned, have the rights and obligations of a Bank under the Loan Documents and under the Agency/Intercreditor Agreement. Upon the consummation of an assignment pursuant to this Section 9.6 and the Agency/Intercreditor Agreement, Administrative Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferee or Bank and new Notes, or, as appropriate, replacement notes are issued to the purchaser, in each case in principal amounts reflecting their Pro Rata Interest, as adjusted pursuant to the assignment. In addition, Borrower will execute such amendments to the Loan Documents as Administrative Agent may require in order to confirm the assignee of an interest in the Obligations has become a Bank hereunder and acknowledging the resulting Pro Rata Interests of the Banks. Any Bank making an assignment as hereinabove provided will be automatically released from its obligations hereunder to the extent of the Pro Rata Interest assigned. To the extent permitted by the Agency/Intercreditor Agreement, Banks may also transfer interests by way of participations; provided, in each case, (i) such selling party’s obligations to Borrower under this Agreement and the Loan Documents shall remain unchanged; (ii) such selling party shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the selling party’s responsibility to the Administrative Agent shall remain unchanged; (iv) such selling party shall remain a Bank for all purposes of this Agreement, and (v) the Administrative Agent and other parties to this Agreement and the Loan Documents shall continue to deal solely and directly with such selling party in connection with such selling party’s rights and obligations under this Agreement and the Loan Documents. In addition to assignments permitted pursuant to this Section 9.6 and the Intercreditor/Agency Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable laws, rules or regulations. In order to facilitate such assignments and participations, the Borrower shall execute such further documents, instruments or agreements as Administrative Agent may reasonably require.

9.7 Relationship of Borrower to Administrative Agent and Banks.

9.7.1 Right and Obligation to Deal with Administrative Agent. Borrower acknowledges that Administrative Agent, for itself and the Banks, has the sole and exclusive authority to perform this Agreement and each of the other Loan Documents on behalf of themselves, Banks and any participants. Borrower will have no obligation to deal directly with any of the parties to this Agreement other than Administrative Agent with respect to the rights, benefits and obligations of Borrower under this Agreement or any of the other Loan Documents.

9.7.2 Borrower Requests for Approvals and Determinations. Borrower will direct all requests for approvals and consents from, and determinations to be made by,

Administrative Agent or Banks to Administrative Agent. All notices delivered by Banks to Borrower pursuant to this Agreement and the other Loan Documents shall be delivered through Administrative Agent.

9.7.3 Form of Request. With respect to matters under the Loan Documents for which approval, consent, or determination of Administrative Agent is required, Borrower’s request will:

(a) Be given in the form of a written request to Administrative Agent;

(b) Be accompanied by a reasonably detailed description of the matter as to which such determination, approval or consent is requested;

(c) Include, to the extent not previously provided to Administrative Agent, all written materials required to be provided by the Loan Documents and as may be necessary or appropriate to enable Administrative Agent to make an informed decision; and

(d) Include such other information as Administrative Agent may reasonably deem appropriate.

9.7.4 Rights to Consult and Seek Approvals. With respect to any matter for which Administrative Agent is given discretion or is entitled to act pursuant to this Agreement, Administrative Agent will have the right (in the sole and absolute discretion of Administrative Agent) to consult with or act at the direction of all or any combination of Banks, provided that Administrative Agent will only be obligated to so consult with Banks to the extent provided in this Agreement or the Agency/Intercreditor Agreement. Borrower acknowledges that notwithstanding the fact that Administrative Agent is granted discretion in this Agreement to grant approvals and consents or make decisions or determinations, the Agency/Intercreditor Agreement may impose certain restrictions and limitations on the exercise of such discretion. In no event will Administrative Agent be deemed to have acted unreasonably or in violation of this Agreement if Administrative Agent withholds any consent, approval or other matter, or acts or refrains from acting, at the direction of all or any combination of Banks or because a certain number of Banks have failed to approve such action, consent, approval or other matter. With respect to all consents and other matters hereunder, Borrower is entitled to rely upon notices, demands and other communications from Administrative Agent and is not obligated to determine whether Administrative Agent has obtained any required consents of Banks. Borrower also acknowledges and agrees that the matters with respect to which Administrative Agent is required to seek an approval of the other Banks include, without limitation, (i) change or reduce the interest rate provisions set forth in the Loan Documents; (ii) increase the maximum principal amount of the Loan; (iii) extend the Maturity Date; (iv) forgive the payment of principal of, or interest on, the Loan or the payment of any other sum due under the Loan Documents to which any Bank is entitled or modify the required payment dates under the Loan Documents other than Late Charges or interest at the default rate; (v) release any Loan Party from its Obligations; (vi) permit or consent to any sale or transfer of the ownership interest in a Loan Party to the extent otherwise prohibited under the Loan Documents; (vii) require any Bank to fund any Loan Advance other than based on its Pro Rata Interest; (viii) approve any application of payments other than pursuant to the Loan Documents; (ix) release any Collateral except as provided for in the Loan Agreement or modify any terms applicable to any such Collateral; (x) permit or consent to any voluntary or involuntary sale or transfer of all or any portion of the Collateral or permit any subordinate financing or additional financing of the Collateral or the Borrower or the ownership interest thereof, except as provided for in the Loan Documents; (xi) make Protective Advances; (xii) make arrangements for or agree to the distribution of insurance or condemnation proceeds in a manner not contemplated or required by the Loan Documents;(xiii) modify or waive in any material respect the timing of, or the terms and conditions of, the Loan Agreement or the Loan Documents with respect to Loan Advances; (xiv) amend, modify or waive any financial covenants, any Events of Default, or any of the negative covenants; (xv) approve any amendment to any Maintenance Agreement; (xvi) waive or modify any conditions precedent to Advances; (xvii) waive or modify any provisions of any of the Maintenance Agreements; and (xviii) approve any Appraisal.

9.8 Successor Agents. Any successor or replacement Administrative Agent appointed pursuant to the Agency/Intercreditor Agreement will be entitled to all the rights and benefits of Administrative Agent hereunder and Borrower will recognize such successor or replacement Administrative Agent and deal with such successor or replacement Administrative Agent as provided herein; provided, however, that, so long as no Event of Default has occurred and is continuing, such successor or replacement Administrative Agent shall be subject to Borrower’s approval which shall not be unreasonably withheld or delayed. If any such approval is not withheld in writing with a statement of the reasons therefor within ten (10) days after notice by Administrative Agent of Administrative Agent’s resignation or removal, such approval shall be deemed given. Any disapproval of a successor or replacement Administrative Agent shall also include any recommendations of Borrower regarding acceptable successor or replacement Administrative Agents. Upon the appointment of any such successor or replacement Administrative Agent and subject to the terms of the Agency/Intercreditor Agreement, CBT will be discharged from its duties and obligations as Administrative Agent under the Loan Documents to the extent accruing after such appointment and such successor or replacement Administrative Agent will assume such duties and obligations accruing from and after such appointment.

9.9 Distribution of Information. Borrower acknowledges and agrees that Administrative Agent may provide to Banks, and that Banks may provide and communicate to any participant or assignee, originals or copies of this Agreement, all Loan Documents and all other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports requisitions and other materials and information of every nature or description, and all oral information, at any time submitted by or on behalf of Borrower or received by Administrative Agent in connection with the Obligations; provided that such participants or assignees agree to maintain the confidentiality of such information except for disclosure to attorneys and accountants of such participants or assignees or to the extent disclosure is required by applicable laws, rules and regulations, judicial process, or to the extent that such information is otherwise publicly available

10. ADMINISTRATIVE AGENT AND BANKS OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY ADMINISTRATIVE AGENT AND BANKS. No Person, other than Borrower, Administrative Agent and Banks shall have any rights hereunder or be a third-party beneficiary hereof. Administrative Agent and Banks are not joint venturers with or partners of Borrower. Administrative Agent and Banks shall not be obligated to any Person providing labor, materials, or other services for the Project and payment of funds from Advances directly to any such Persons shall not give or be a recognition of any third-party beneficiary status.

11. MISCELLANEOUS PROVISIONS.

11.1 Survival. The representations, warranties, and covenants of the Loan Parties in the Loan Documents will survive the execution and delivery of the Loan Documents and the making of Advances to Borrower.

11.2 Integration, Entire Agreement, Change, Discharge, Termination, Waiver, Approval, Consent, Etc. The Loan Documents and the Agency/Intercreditor Agreement contain the complete understanding and agreement of the Loan Parties, Administrative Agent and Banks with respect to the transactions contemplated by this Agreement and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by or on behalf of the parties thereto. Delay or failure by Administrative Agent or Banks to insist on performance of any obligation when due or compliance with any other term or condition in the Loan Documents will not operate as a waiver thereof or of any other obligation, term or condition or of the time of the essence provision. Acceptance of late payments will not be a waiver of the time of the essence provision, the right of Administrative Agent or Banks to require that subsequent payments be made when due, or the right of Administrative Agent or Banks to declare an Event of Default if subsequent payments are not made when due. Any approval, consent, or statement that a matter is satisfactory by Administrative Agent or Banks under the Loan Documents must be in writing executed by Administrative Agent or Banks and will be construed to apply only to the Person(s) and facts specifically set forth in the writing.

11.3 Binding Effect. The Loan Documents will be binding upon and will inure to the benefit of Administrative Agent, Banks and Borrower and their respective successors and assigns; provided, however, that Borrower may not assign any of their rights or delegate any of their obligations under the Loan Documents and any purported assignment or delegation will be void.

11.4 Severability. If any provision or any part of any provision of the Loan Documents is unenforceable, the enforceability of the other provisions and the remainder of the subject provision, respectively, will not be affected and they will remain in full force and effect.

11.5 CHOICE OF LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW RULES OF THE STATE OF CALIFORNIA. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR CALIFORNIA STATE COURT SITTING IN ORANGE COUNTY IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST ADMINISTRATIVE AGENT OR ANY BANK OR ANY AFFILIATE OF ADMINISTRATIVE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CALIFORNIA.

11.6 Time of Essence; Time for Performance. Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor. Whenever any performance under the Loan Documents is stated to be due on a day other than a Business Day or whenever the time for taking any action under the Loan Documents would fall on a day other than a Business Day, then unless otherwise specifically provided in the Loan Documents the due date for such performance or the time for taking such action, as the case may be, will be extended to the next succeeding Business Day, and such extension of time will be included in the computation of interest or fees, as the case may be.

11.7 Notices and Demands. Except to the extent that telephonic notice by Administrative Agent to Borrower may be permitted pursuant to this Agreement, all demands or notices under the Loan Documents will be in writing and mailed or hand-delivered to the respective party hereto at the address specified on the first page of this Agreement or such other address as will have been specified in a written notice. Any demand or notice mailed will be mailed first-class mail, postage-prepaid, return-receipt-requested and will be effective upon the earlier of (a) actual receipt by the addressee, and (b) the date shown on the return-receipt. Any demand or notice not mailed will be effective upon actual receipt by the addressee. A copy of any notice to Administrative Agent will also be sent to counsel for Administrative Agent. Administrative Agent’s counsel is Joseph L. Coleman, Snell & Wilmer L.L.P., 1920 Main Street, Suite 1200, Irvine, California 92614. A copy of any notice to Borrower will also be sent to TerraBrook, 13155 Noel Road, Suite 2400, Dallas, Texas 75240, Attention: Mr. Pat Fox, to William Lyon Homes, Inc., 4490 Von Karman Avenue, Newport Beach, California 92660, Attention: Richard S. Robinson, and to counsel for Borrower. Borrower’s counsel is Brian Bilzin, Bilzin, Sumberg, Dunn, Price & Axelrod, 2500 First Union Financial Center, Miami, Florida 33131-2336.

11.8 The Banks’ Right of Set-Off. Borrower grants to Administrative Agent and Banks (a) the right at any time and from time to time, in the absolute and sole discretion of Administrative Agent and Banks and without demand or notice to Borrower, to set-off and apply deposits (whether certificates of deposit, demand, general, savings, special, time, or other, and whether provisional or final) held by Administrative Agent or Banks for Borrower and any other liabilities or other obligations of Banks to Borrower (“Deposits, Liabilities, and Obligations”) against or to the Obligations, regardless of whether the Deposits, Liabilities, and Obligations are contingent, matured, or unmatured; and (b) a security interest in the Deposits, Liabilities, and Obligations to secure the Obligations of Borrower under the Loan Documents.

11.9 Indemnification of Banks. Borrower agrees to defend, indemnify, and hold harmless Administrative Agent and each Bank, and their respective successors, assigns, agents, servants, officers, directors, and employees, for, from, and against any and all claims, damages, losses, liabilities, judgments, costs, and expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys’ fees) arising from any claim or demand in respect of the Loan Documents, the Collateral, or the transactions described in the Loan Documents and arising at any time, whether before or after payment and performance of the Obligations in full except to the extent resulting from the gross negligence or willful misconduct of the Person indemnified. The obligations of Borrower and the rights of Administrative Agent and Banks under this Section, and under all other indemnification provisions in the Loan Documents, will survive payment and performance of the Obligations in full and will remain in full force and effect without termination. If Borrower fails to pay and perform any of its indemnification obligations pursuant to this Section 11.9 or otherwise arising pursuant to the Loan Documents, then Borrower shall pay to Administrative Agent all costs, expenses, and fees thereafter incurred by Administrative Agent or any Bank with respect to matters covered by such indemnification obligations, together with interest thereon at the Default Rate, all such amounts to be payable upon demand.

11.10 Rescission or Return of Payments. If at any time or from time to time, whether before or after payment and performance of the obligations of Borrower under the Loan Documents in full, all or any part of any amount received by Administrative Agent and Banks in payment of, or on account of, any Obligation is or must be, or is claimed to be, avoided, rescinded, or returned by Administrative Agent or Banks to Borrower or any other Person for any reason whatsoever (including, without limitation, bankruptcy, insolvency, or reorganization of Borrower or any other Person), such obligation and any liens, security interests, and other encumbrances that secured such obligations at the time such avoided, rescinded, or returned payment was received by Administrative Agent or Banks will be deemed to have continued in existence or will be reinstated, as the case may be, all as though such payment had not been received.

11.11 Headings; References. The headings at the beginning of each section of the Loan Documents are solely for convenience and are not part of the Loan Documents. References in this Agreement to “Sections”, and “Exhibits” refer to the Sections in this Agreement and the Exhibits to this Agreement, unless otherwise noted.

11.12 Sales Contract Letters of Credit. Upon payment and performance in full of the Obligations, Administrative Agent shall cooperate with Borrower in transferring the rights of beneficiary under the Sales Contract Letters of Credit to Borrower, including the delivery to the issuer of each Sales Contract Letter of Credit of any transfer certificate attached thereto designating Borrower and the transferee of Administrative Agent’s interest under each such Sales Contract Letter of Credit.

11.13 Number and Gender. In the Loan Documents the singular will include the plural and vice versa and each gender will include the other genders.

11.14 Waivers by Borrower. Borrower (a) waives, to the full extent permitted by law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and all other or demand of any kind (except notices specifically provided for in the Loan Documents); and (b) agrees that Administrative Agent and Banks may enforce the Loan Documents against Borrower without first having sought enforcement against any Collateral.

11.15 WAIVER OF STATUTE OF LIMITATIONS. BORROWER WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, THE RIGHT TO PLEAD ANY STATUTES OF LIMITATIONS AS A DEFENSE TO PAYMENT OR PERFORMANCE OF ANY OR ALL OF THE OBLIGATIONS.

11.16 No Brokers. Except as disclosed by Borrower to the Administrative Agent in writing prior to the date of this Agreement, Borrower represents and warrants that they know of no broker’s or finder’s fee due in respect of the transaction described in this Agreement and that it has not used the services of a broker or a finder in connection with this transaction.

11.17 JURY TRIAL WAIVER. ADMINISTRATIVE AGENT, BORROWER AND EACH BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED, ADMINISTRATIVE AGENT AND/OR ANY BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT AND BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

12. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

13. COSTS, EXPENSES, AND FEES.

13.1 Payment of Costs, Expenses and Fees.

13.1.1 Subject to the limitations set forth in the Loan Documents, Borrower agrees to pay on demand all reasonable external and internal costs, expenses, and fees (including, without limitation, as applicable, reasonable attorneys’ fees, appraisal, appraisal review, environmental assessment, environmental testing, environmental cleanup, other inspection, processing, title, filing, and recording costs, expenses, and fees) of (a) Administrative Agent in the documentation and negotiation of the Loan Documents and other matters arising in connection with the making of the Loan, and (b) of Administrative Agent and each Bank in the modification and administration of the Loan Documents.

13.1.2 In addition, Borrower agrees to pay on demand all external and internal costs, expenses, and fees (including, without limitation, as applicable, reasonable attorneys’ fees, and with respect to Administrative Agent only, appraisal, appraisal review, environmental assessment, environmental testing, environmental cleanup, other inspection, processing, title, filing, and recording costs, expenses, and fees) of Administrative Agent and Banks, (i) in enforcement of the Loan Documents and exercise of the rights and remedies of Administrative Agent and Banks, (ii) in defense of the legality, validity, binding nature, and enforceability of the Loan Documents and the perfection and priority of the liens and encumbrances granted in the Loan Documents, (iii) in gaining possession of, holding, repairing, maintaining, preserving, and protecting the Collateral, (iv) otherwise in relation to the Loan Documents, or the rights and remedies of Administrative Agent and Banks under the Loan Documents, and (v) in preparing for the foregoing, whether or not any legal proceeding is brought or other action is taken. Such costs, expenses, and fees shall include, without limitation, all such costs, expenses, and fees incurred in connection with any bankruptcy, receivership, replevin, or other court proceedings (whether at the trial or appellate level).

13.1.3 Borrower agrees to pay such reasonable costs, expenses and fees within ten (10) days after Administrative Agent gives written notice thereof to Borrower (unless, prior to the occurrence of an Event of Default, such amounts are being contested in good faith by Borrower) and if not so paid within such ten (10) day period, Borrower agrees to pay interest on such costs, expenses, and fees at the Default Rate from the date incurred by Administrative Agent or any Bank, as applicable, until paid in full. Borrower’s obligation to pay such fees and expenses with respect to the negotiation, execution and delivery of the Loan Documents shall be as set forth in the Loan Agreement.

14. EXHIBITS. The following Exhibits are attached to this Agreement and incorporated herein by this reference:

Exhibit A:	Land
Exhibit B:	Borrowing Certificate
Exhibit C:	Development Budget
Exhibit D:	Disclosed Legal Proceedings; Hearings, Inquires, and Investigations
Exhibit E:	Material Agreements

[SIGNATURES ON FOLLOWING PAGES]

DATED as of the date first above stated.

Borrower:	MOFFETT MEADOWS PARTNERS, LLC, a Delaware limited liability company

	By:	Marble Mountain Partners, LLC a Delaware limited liability company, its Member

		By:	Tustin Villas Partners, LLC, a Delaware limited liability company, its Administrative Member

			By:	Lennar Homes of California, Inc., a California corporation, its Managing Member

				By:	/s/ MICHAEL P. WHITE
Michael P. White, Vice President

Administrative Agent:	CALIFORNIA BANK & TRUST, a California banking corporation

	By:	/s/ JOHN C. SIEMENS
	Name:	John C. Siemens
	Title:	Senior Vice President

Banks:	CALIFORNIA BANK & TRUST, a California banking corporation
Pro Rata Interest: 19.047619047%
	By:	/s/ JOHN C. SIEMENS
	Name:	John C. Siemens
	Title:	Senior Vice President

HSBC REALTY CREDIT CORPORATION (USA), a Delaware corporation
Pro Rata Interest: 38.095238095%
	By:	/s/ MEE MEE KIONG
	Name:	Mee Mee Kiong
	Title:	Vice President

OHIO SAVINGS BANK, a federal savings bank
Pro Rata Interest: 33.333333333%
	By:	/s/ FRANK J. BOLOGNES
	Name:	Frank J. Bolognes
	Title:	Senior Vice President

UNITED COMMERCIAL BANK, a California banking corporation
Pro Rata Interest: 9.523809523%
	By:	/s/ WILLIAM GOLDRICK
	Name:	William Goldrick
	Title:	E.V.P.